File No.  811-10145

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ON APRIL 29, 2016

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 30

Baillie Gifford Funds
(Exact Name of Registrant as Specified in Charter)

Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK	EH1 3AN
(Address of Principal Executive Offices)	(Zip Code)

(011-44-131-275-2000)
(Registrant’s Telephone Number, Including Area Code)

Gareth Griffiths

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN
(Name and Address of Agent for Service)

It is proposed that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This filing relates solely to The International Choice Fund (the “Fund”), a series of the Registrant. No information contained herein is intended to amend or supersede any prior filing relating to any other series of the Registrant.

This Amendment No. 30 to the Registration Statement is filed by the Registrant pursuant to Section 8 of the Investment Company Act of 1940.  However, beneficial interests in the Fund are not being registered under the Securities Act of 1933 (the “1933 Act”), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act.  This Amendment No. 30 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Fund.

Baillie Gifford Funds – The International Choice Fund

c/o Baillie Gifford Overseas Limited

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

011-44-131-275-2000

Prospectus for Private Placement

April 29, 2016

The securities described in this Prospectus are being offered only to “accredited investors,” as defined in Regulation D under the Securities Act of 1933.

Baillie Gifford Funds (the “Trust”) is an open-end management investment company consisting of eleven series offering portfolios with different objectives and strategies for which Baillie Gifford Overseas Limited (the “Manager”) acts as investment adviser.

This Prospectus relates to The International Choice Fund (the “Fund”) and concisely describes the information that investors should know before investing. Information on purchasing or redeeming shares of the Fund is available in section 6 “Shares” and in section 6.3, “Redemption of Shares”, below. Please read this Prospectus carefully and keep it for future reference.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved.  These securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority.  Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document.  Any representation to the contrary is a criminal offense.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable as described in this Prospectus.  In certain cases, redemptions by investors in the Fund may be effected “in kind,” in which case the investors receive portfolio securities held by the Fund in lieu of cash. In such case, an investor will incur costs when the investor sells the securities distributed.

The Fund is not offered in the European Economic Area.  Furthermore, in light of the structure of the Fund and the manner in which it is managed, it does not fall within the scope of the European Union’s Alternative Investment Fund Manager’s Directive (“AIFMD”), and shareholders in the Fund are not subject to the protections of AIFMD or any implementing legislation relating to AIFMD.

No person has been authorized to make any representations or provide any information with respect to the shares except such information as is contained in this Prospectus and in the Statement of Additional Information (“SAI”) or in other materials approved by the Trust.  No sales made hereunder shall under any circumstances create an implication that there has been no change in matters discussed herein since the date hereof.

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Table of Contents

1 – Summary of Key Information	5

2 – Important Additional Information about the Fund	10

2.1 - Purchase and Sale of Fund Shares	10

2.2 - Taxes	10

3 – Investment Objectives and Policies	11

4 – Primary Investment Risks	13

4.1 - Correlation Risk	13

4.2 - Currency and Hedging Risk	13

4.3 - Emerging Markets Risk	16

4.4 - Equity Securities Risk	16

4.5 - Foreign Investment Risk	17

4.6 - Liquidity Risk	18

4.7 - Management and Operational Risk	18

4.8 - Market Disruption and Geopolitical Risk	19

4.9 - Market Risk	20

5 – Other Important Information about the Fund	21

5.1 - Location of Issuers	21

5.2 - Industry Classification of Issuers	21

5.3 - Depositary Receipts	21

5.4 - Investment Companies	21

3

5.5 - Temporary Defensive Strategies	22

5.6 - Repurchase Agreements	22

5.7 - Commodity Interests	22

5.8 - Participatory Notes	22

5.9 - Illiquid Securities	23

5.10 - Portfolio Holdings	23

5.11 - Active and Frequent Trading	23

6 – Shares	24

6.1 - Purchase of Shares	24

6.2 - Multiple Classes	26

6.3 - Redemption of Shares	28

6.4 - Determination of Net Asset Value	30

6.5 - Distributions	31

6.6 - Taxes	31

7 – Management of the Trust	36

7.1 - Compensation: Portfolio Managers	37

7.2 - Compensation: Advisors	37

8 – Description of the Trust and Ownership of Shares	38

9 – Financial Highlights	39

10 – Shareholder Inquiries	40

11 – Further Information	41

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Baillie Gifford International Choice Fund – Prospectus

1 – Summary of Key Information

1 – Summary of Key Information

Investment Objective

The International Choice Fund seeks capital appreciation.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

	Class 1	Class 2	Class 3	Class 4	Class 5

Shareholder Fees (fees paid directly from your investment)
Purchase Fees (as a percentage of amount purchased)	0.25%	0.25%	0.25%	0.25%	0.25%
Redemption Fees (as a percentage of amount redeemed)	0.10%	0.10%	0.10%	0.10%	0.10%
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.35%	0.35%	0.35%	0.35%	0.35%
Service Fees(a)	0.25%	0.17%	0.10%	0.07%	0.02%
Other Expenses(b)	0.11%	0.11%	0.11%	0.11%(b)	0.11%(b)
Total Annual Fund Operating Expenses	0.71%	0.63%	0.56%	0.53%	0.48%

(a)                              Service Fees differ between the Classes to reflect varying levels of shareholder servicing fees payable to the Manager, as described in detail under “Share Classes – Shareholder Service Fees” below. Expenses have been restated to reflect current fees.

(b)                              Classes 4 and 5 were unfunded as of December 31, 2015. Therefore Other Expenses have been estimated for these Classes based on the Other Expenses of Class 2 shares.

Example of Expenses

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  It assumes that you invest $10,000 in the Fund for the time periods indicated and then either redeem all of your shares, or do not redeem any shares, at the end of those periods. It also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same.  The assumed 5% annual return in the Example should not be considered a representation of investment performance, as actual performance will depend upon actual investment results of securities held in the Fund’s portfolio.  Your actual costs may be higher or lower than the Example indicates.

Assuming you redeemed all of your shares at the end of each period, your expenses would be:

	1 year	3 years	5 years	10 years
Class 1	$108	$263	$431	$920
Class 2	$100	$238	$388	$825
Class 3	$93	$215	$349	$740
Class 4	$89	$206	$333	$704
Class 5	$84	$190	$305	$643

Assuming you did not redeem any of your shares at the end of each period, your expenses would be:

	1 year	3 years	5 years	10 years
Class 1	$97	$251	$419	$905
Class 2	$89	$226	$375	$809

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Baillie Gifford International Choice Fund – Prospectus

1 – Summary of Key Information

Class 3	$82	$204	$337	$725
Class 4	$79	$195	$321	$688
Class 5	$74	$179	$293	$627

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses,” affect the Fund’s performance.  During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 15% of the average value of its portfolio.

Principal Investment Strategies

The Fund will seek to meet its objective through investments in an international portfolio of common stocks and other equity securities of issuers located in countries of developed and emerging markets. The Fund will engage in the active management of its portfolio by making investments in selected businesses which the portfolio managers believe may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest primarily in equity securities.  The Fund invests in securities issued by companies predominantly located in countries contained in the MSCI ACWI (ex U.S.) Index, cash and cash equivalents. The MSCI ACWI (ex U.S.) includes issuers from a range of developed and emerging market countries.  The Fund will ordinarily invest in securities of issuers located in at least three countries outside the U.S. The Fund may invest in stocks of any market capitalization.  See “Other Important Information About the Fund” below for additional detail on how the Fund classifies the location of issuers in which it invests.  Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms, and may include utilization of forward foreign currency transactions or other currency instruments, such as options.  The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund.

Principal Risks

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Primary Investment Risks.”

—         Management and Operational Risk – The value of the Fund’s investments will be affected by the techniques and analyses of the Fund’s portfolio managers. The Fund also runs the risk that the portfolio managers’ assessment of an investment may be wrong or that deficiencies in the Manager’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

—         Market Risk – The value of the Fund’s investments will be affected by fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally. Declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

—         Equity Securities Risk – Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer.

6

Baillie Gifford International Choice Fund – Prospectus

1 – Summary of Key Information

—         Foreign Investment Risk and Emerging Markets Risk – Foreign securities, and, in particular, emerging markets securities, are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding and other taxes, increased vulnerability to adverse changes in local and global economic conditions, less regulation, and possible fluctuation in value due to adverse political conditions. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of foreign issuers) tend to be greater for investments in companies tied economically to emerging countries.

—         Correlation Risk – Should the Fund focus its investments in countries, regions, sectors, or companies that are closely correlated with one another, this could create more risk than if the Fund’s investments were less correlated.

—         Currency and Hedging Risk – Fluctuations in the market value of the Fund’s foreign currency holdings and investments denominated in foreign currencies due to changing currency exchange rates can adversely affect the Fund’s value. In addition, hedging a foreign currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency or if the currency hedging is otherwise ineffective.

—         Liquidity Risk – The Fund’s investments may be subject to low trading volume, lack of a market maker, large position size, or regulatory restrictions.  As a result, it may not be possible to sell an investment at a particular time or at an acceptable price.

—         Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in foreign and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

—         Operational and Technology Risk  –  Cyber-attacks, disruptions, or failures that affect the Fund’s service providers, counterparties, market participants, or issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

Performance

The bar chart and table below provide some indication of the risks of investing in the Fund by showing changes in the Fund’s annual total returns from year to year for the periods indicated and by comparing the Fund’s average annual total returns for different calendar periods with those of the Fund’s benchmark and an additional broad-based international stock index selected by the Manager. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your tax situation and may differ from those shown. After-tax returns shown are not relevant if you are tax-exempt or if you hold your Fund shares through tax-advantaged arrangements. After-tax returns are shown only for Class 2 shares, and after-tax returns for other Classes will vary. Past performance (before and after taxes) is not an indication of future performance.

Annual Total Returns – The International Choice Fund Class 2 Shares

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Baillie Gifford International Choice Fund – Prospectus

1 – Summary of Key Information

During the period shown in the bar chart, the highest quarterly return was 9.95% (for the calendar quarter ended September 30, 2013) and the lowest quarterly return was -11.50% (for the calendar quarter ended September 30, 2015).

Average Annual Total Returns for Periods Ended December 31, 2015	1 Year	Life of Fund*
Returns Before Taxes
Class 2(1)	1.56%	5.99%
Returns After Taxes on Distributions Class 2	1.23%	5.43%
Returns After Taxes on Distributions and Sale of Fund Shares Class 2	1.17%	4.44%
Returns Before Taxes
Class 1(2)	1.48%	5.34%
Class 3(3)	1.63%	5.92%
Class 4(4)	1.56%	5.99%
Class 5(5)	1.56%	5.99%
Comparative Indexes (reflect no deduction for fees, expenses or taxes)
MSCI ACWI ex U.S. Index	-5.25%	3.13%
FTSE AW ex U.S. Index	-4.46%	3.54%

* The Fund commenced on September 24, 2012.

1 Performance for Class 2 shares prior to their date of inception (April 9, 2013) is derived from the historical performance of Class 1 shares, and has not been adjusted for the lower shareholder servicing fees applicable to Class 2 shares; had it, returns would have been higher.

2 During the period April 9, 2013 through April 8, 2014, no Class 1 shares were outstanding.  During this period, performance for Class 1 shares is derived from the historical performance of Class 2 shares, and has been adjusted for the higher shareholder servicing fees applicable to Class 1 shares.

3 Performance for Class 3 shares prior to their date of inception (April 30, 2013) is derived from the historical performance of Class 2 shares (and prior to their date of inception, the historical performance of Class 1 shares), and

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Baillie Gifford International Choice Fund – Prospectus

1 – Summary of Key Information

has not been adjusted for the lower shareholder servicing fees applicable to Class 3 shares; had it, returns would have been higher.

4 Performance for Class 4 shares, which were unfunded as of December 31, 2015, is derived from the historical performance of Class 2 shares, and has not been adjusted for the lower shareholder servicing fees applicable to Class 4 shares; had it, returns would have been higher.

5 Performance for Class 5 shares, which were unfunded as of December 31, 2015, is derived from the historical performance of Class 2 shares, and has not been adjusted for the lower shareholder servicing fees applicable to Class 5 shares; had it, returns would have been higher.

Management of the Fund

Investment Adviser

Baillie Gifford Overseas Limited
Portfolio Managers
Gerard Callahan Service with The International Choice Fund since 2012.
Iain Campbell Service with The International Choice Fund since 2012.
Joe Faraday Service with The International Choice Fund since 2012.
Sophie Earnshaw Service with The International Choice Fund since 2014.
Moritz Sitte Service with The International Choice Fund since 2014.
Tom Walsh Service with The International Choice Fund since 2014.

Additional Information

For important information about purchase and sale of Fund shares and taxes, please turn to “Important Additional Information about the Fund” on page 10 of this Prospectus.

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Baillie Gifford International Choice Fund – Prospectus

2 – Important Additional Information about the Fund

2 – Important Additional Information about the Fund

2.1 - Purchase and Sale of Fund Shares

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable.

The minimum initial investment in the Fund is $1 million and the minimum for subsequent investments into any Class of shares of the Fund is $100,000.  The Manager and Baillie Gifford Funds Services LLC, the Funds’ distributor (the “Distributor”), each reserve the right to waive these minimums in its sole discretion, and to reject any purchase order for any reason.

With respect to Classes of the Fund, eligibility for a Class of shares depends on a shareholder’s “Total Investment” with the Manager.  A shareholder’s Total Investment will be determined by the Manager as of March 31 of each year and, for purposes of exchanging into less expensive Classes because of additional investments, at the end of each calendar quarter (each a “Determination Date”).  As provided below, an shareholder’s Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the shareholder (whether in mutual funds managed by the Manager, another pooled vehicle or otherwise) as of such Determination Date. The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.

The minimum Total Investment for a new shareholders to be eligible for a Class of shares of the Fund is set forth in the following table:

Class of Shares	Minimum Total Investment
Class 1	$1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million
Class 5	$500 Million

Fund shares are redeemable, and under ordinary circumstances you may redeem the Fund’s shares on any day the New York Stock Exchange is open for trading by sending a written request by mail, e-mail, or by facsimile to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention:  Julie Paul; Email BGNAVtrading@bailliegifford.com; Fax # 011-44-131-275-3972).

2.2 - Taxes

The Fund intends to make distributions that generally will be taxable to shareholders as ordinary income or capital gains, unless you are a tax-exempt investor or otherwise investing through a tax-advantaged account, such as an IRA or 401(k) plan.  If you are investing through such a tax-advantaged account, you may be taxed later upon withdrawal of monies from that account.

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Baillie Gifford International Choice Fund – Prospectus

3 – Investment Objectives and Policies

3 – Investment Objective and Policies

The Trust currently consists of eleven Funds offering investors a range of global investment choices, one of which is offered in this Prospectus. The Fund is neither intended nor appropriate as a complete investment program and should be considered as only part of an overall investment strategy.  The Fund is subject to numerous risks that are described in this Prospectus and in the SAI. The Fund may be invested substantially in foreign issuers, in issuers in emerging markets, and/or in issuers with smaller to medium-sized market capitalizations (e.g., market capitalizations of less than $5 billion) and may present greater risks than a mutual fund investing primarily in U.S. securities or securities with larger market capitalizations.  An investor should pay particular attention to the risks of the Fund’s investments described below, under “Primary Investment Risks,” “Other Important Information About the Fund,” and in the SAI.

Unless otherwise noted, the investment objective and policies described below are non-fundamental and may be changed by the Trustees of the Trust without shareholder approval. The Trust will provide shareholders of the Fund 30 days’ notice of any changes to the Fund’s investment objective.

Investment Objective

The objective of the Fund is capital appreciation.  The Fund will attempt to achieve its investment objective by striving to exceed the U.S. dollar return of the Morgan Stanley Capital International ACWI (ex U.S.) Index (the “MSCI ACWI (ex U.S.) Index”).  There can be no assurance, however, that the Fund will achieve its investment objective.

Investment Policies

The Fund will seek to meet its objective through investments in an international portfolio of common stocks and other equity securities of issuers located in countries of developed and emerging markets. The Fund will engage in the active management of its portfolio, in a non-indexed style, through making investments in selected businesses which, on the basis of fundamental research, the portfolio managers believe show that they may grow and enjoy sustainable competitive advantages in their markets.  Under normal circumstances, the Fund will invest primarily in equity securities.  Equity securities may include common stocks, convertible securities, preferred stocks and depositary receipts.  The Manager will invest the Fund’s portfolio without regard to the tax status of investors in the Fund.

The Fund will invest in a diversified portfolio of exchange-traded securities issued by companies whose principal activities are in countries contained in the MSCI ACWI (ex U.S.) Index, cash and cash equivalents.  The Fund may also invest in securities that are convertible into common stock, sponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) or other similar instruments.  The Fund will invest primarily in common stocks and other equity securities of companies whose principal activities are in Europe, Canada, Australasia, Africa, the Middle East and/or the Far East, as well as emerging market countries located in other regions.  The Fund will ordinarily invest in securities of issuers located in at least three countries outside the U.S. The Fund may invest in stocks of any market capitalization.

Currency hedging is permitted, at the discretion of the Manager, to attempt to preserve the Fund’s investments in U.S. dollar terms.  The Manager may enter into forward foreign currency transactions, or acquire other currency instruments, including options, in an attempt to minimize the adverse effects of changes in foreign exchange rates.  The Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques.  Any currency gains or losses will be included in the calculation of total return.

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Baillie Gifford International Choice Fund – Prospectus

3 – Investment Objectives and Policies

The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of admissions to or withdrawals from the Fund. For liquidity purposes, the Fund may hold cash in U.S. dollars and foreign currencies, or invest in short-term securities, including repurchase agreements and domestic and foreign money market instruments. Holding cash or short-term securities may cause the Fund to not meet its investment objective.

For a description of additional investment techniques that may be utilized by the Fund and the risks associated the Fund’s investments, see “Other Important Information About the Fund” below and the SAI.

Risks

The most significant risks of an investment in the Fund are Management and Operational Risk, Market Risk, Equity Securities Risk, Foreign Investment Risk, Emerging Markets Risk, Correlation Risk, Currency and Hedging Risk, Liquidity Risk, and Market Disruption and Geopolitical Risk, and Operational and Technology Risk.  For more information about these and other risks of an investment in the Fund, see “Primary Investment Risks” and “Other Important Information About the Fund” below and the SAI.

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Baillie Gifford International Choice Fund – Prospectus

4 – Primary Investment Risks

4 – Primary Investment Risks

An investment in the Fund involves risks similar to those of investing in common stock or other equity securities directly.  Investment in the Fund’s shares is more volatile and risky than some other forms of investment.  Just as with such securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund’s portfolio.  These types of risks may be greater with respect to investments in securities of foreign issuers and may be heightened in the case of emerging market securities.  In addition, the Fund’s investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar.  These varying relationships will also affect the value of the Fund’s shares.  Factors that may affect the Fund’s portfolio as a whole, called “primary risks,” are discussed briefly in the Fund’s summary and in additional detail below.  This section describes the primary risks and some related risks but does not describe every potential risk of investing in the Fund.  The Fund could be subject to additional risks because of the types of investments it makes and market conditions, which may change over time.  In addition to the information set forth below, you should read the discussion of risks set forth in the SAI.

4.1 - Correlation Risk

To the extent the Fund’s investments are focused in particular countries, regions, sectors, companies, or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services), or in securities from issuers with high positive correlations to one another, the Fund is subject to greater overall risk than funds whose investments are more diversified. To the extent that the Fund invests in the securities of a limited number of issuers, it is particularly exposed to adverse developments affecting those issuers, and a decline in the market price of a particular security held by the Fund is likely to affect the Fund’s performance more than if the Fund invested in the securities of a larger number of issuers.

Similarly, if the Fund has a significant portion of its assets in investments tied economically to (or related to) a particular geographic region, foreign country or particular market (e.g., emerging markets), it has more exposure to regional and country economic risks than funds making foreign investments throughout the world. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region, and a recession, debt crisis or decline in currency valuation in one country can spread to other countries. Furthermore, companies in a particular geographic region or country are vulnerable to events affecting other companies in that region or country because they often share common characteristics, are exposed to similar business risks and regulatory burdens, and react similarly to specific economic, market, political or other developments. See also “Foreign Investment Risk” below.

4.2 - Currency and Hedging Risk

The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies.  As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Fund’s portfolio securities as well as the net asset value of the Fund’s shares.  Currency risk includes the risk that the foreign currencies in which the Fund’s investments are traded, in which the Fund receives income, or in which the Fund has taken a position, will decline in value relative to the U.S. dollar.  Currency risk also includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the currency being hedged, in which event the Fund may realize a loss both on the hedging instrument and on the currency being hedged.  Any transaction by a Fund in foreign currencies, foreign currency-

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Baillie Gifford International Choice Fund – Prospectus

4 – Primary Investment Risks

denominated debt obligations or certain foreign currency options, futures contracts or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  Currency exchange rates can fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, trade balances, actual or perceived changes in interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, intervention (or the failure to intervene) by governments, central banks or supranational agencies such as the International Monetary Fund, and currency or exchange controls or other political and economic developments in the U.S. or abroad. See “Market Disruption and Geopolitical Risk” below.

Some currencies are illiquid (e.g., some emerging country currencies), and the Fund may not be able to convert them into U.S. dollars, in which case the Manager may decide to purchase U.S. dollars in a parallel market in which the exchange rate is materially and adversely different. Exchange rates for many currencies (e.g., some emerging country currencies) are particularly affected by exchange control regulations.

The Fund may use various investment products to reduce certain risks to the Fund from exposure to local currency movements.  These products include currency forward contracts and options thereon, and options and “spot” transactions directly in foreign currencies.  The Fund’s ability to use these products may be limited by market conditions, product availability, regulatory limits and tax considerations and there can be no assurance that any of these products would succeed in reducing the risk to the Fund of exposure to local currency movements.  Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency.  New financial products and risk management techniques continue to be developed and the Fund may use these new investments and techniques to the extent consistent with its investment objective and policies as well as consistent with the risk disclosure in this Prospectus.  Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. In addition, hedging a foreign currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency, or if the currency hedging is otherwise ineffective. Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise.  Moreover, it may not be possible for the Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.  The Fund may invest in securities quoted or denominated in currencies other than the U.S. dollar in order to maintain a hedging position against one or more indexes or sectors in such indexes.

Risk Factors in Options on Foreign Currencies.

The Fund may purchase options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter.  Purchasing an option on a foreign currency may constitute only a partial hedge, up to the amount of the premium paid, and the Fund could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses.  The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates, although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs.  There is no specific percentage limitation on the Fund’s investments in options on foreign currencies.

Risk Factors in Forward Foreign Currency Transactions.

The Fund’s investments in forward foreign currency transactions involves risk.  Some of that risk may be caused by an imperfect correlation between movements in the price of the forward contract and the price

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Baillie Gifford International Choice Fund – Prospectus

4 – Primary Investment Risks

of the related currency.  The risk of imperfect correlation generally tends to diminish as the maturity date of the forward contract approaches.

Also, the Fund may purchase currency forward contracts (or options on such contracts or options on currencies) to hedge against a possible price increase in a currency that denominates a potential investment in securities.  If the market for that currency declines, and the Fund does not carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward contract (or option) that is not offset by a reduction in the price of the securities purchased.

The amount of risk the Fund assumes when it purchases an option on a currency contract is the premium paid for the option plus related transaction costs.  In addition to the Correlation Risk discussed above, the purchase of an option also entails the risk that changes in the value of the underlying contract will not be fully reflected in the value of the option purchased.  The Fund must also place liquid assets in a segregated account in an amount at least equal to the market value of any futures contracts purchased and outstanding and the exercise price of any call options purchased and outstanding.

4.3 - Operational and Technology Risk

The Fund, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions.  These systems are subject to a number of different threats or risks that could adversely affect the Fund and its shareholders, despite the efforts of the Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks.

For example, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of, or prevent access to these systems or data within them (a “cyber-attack”), whether systems of the Fund, the Fund’s service providers, counterparties, or other market participants.  Power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.  Market events also may occur at a pace that overloads current information technology and communication systems and processes of the Fund, the Fund’s service providers, or other market participants, impacting the ability to conduct the Fund’s operations.

Cyber-attacks, disruptions, or failures that affect the Fund’s service providers or counterparties may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing the Fund’s operations.  For example, the Fund’s or its service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted, and operations may be disrupted (e.g., cyber-attacks or operational failures may cause the release of private shareholder information or confidential Fund information, interfere with the processing of shareholder transactions, impact the ability to calculate the Fund’s NAV, and impede trading).  In addition, cyber-attacks, disruptions, or failures may cause reputational damage and subject the Fund or its service providers to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. While the Fund and its service providers may establish business continuity and other plans and processes to address the possibility of cyber-attacks, disruptions, or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future. The Fund and its service providers may also incur substantial costs for cybersecurity risk management in attempting to prevent or mitigate future cyber security incidents, and the Fund and its shareholders could be negatively impacted as a result of such costs.

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Similar types of operational and technology risks are also present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investments to lose value. In addition, cyber-attacks involving a Fund counterparty could affect such counterparty’s ability to meet its obligations to the Fund, which may result in losses to the Fund and its shareholders. Furthermore, as a result of cyber-attacks, disruptions, or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments. The Fund cannot directly control any cybersecurity plans and systems put in place by its service providers, Fund counterparties, issuers in which the Fund invests, or securities markets and exchanges.

4.4 - Emerging Markets Risk

The risks of investing in foreign securities are often heightened in the case of investments in (or investments related to) emerging markets or countries with limited or developing capital markets.  Security prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. Where the Fund invests in emerging market countries, these investments may carry risks associated with failed or delayed settlement of market transactions and with the registration and custody of securities. Prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) may expose a Fund to credit and other risks. Similarly, the reliability of trading and settlement systems in some emerging markets may not be equal to that available in more developed markets, which may result in problems in realizing investments.

In particular, countries with emerging markets may have relatively unstable governments, present increased risk of nationalization, expropriation, or other confiscation of assets, controls on U.S. investment, capital controls, and limitations on repatriation of invested capital, dividends, interest and other income and on the Fund’s ability to exchange local currencies for U.S. dollars, and may have less protection for property rights than more developed countries.  Additionally, compared to investing in other foreign securities, the increased risks of investing in such emerging market securities include: greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); restrictions and/or quotas on foreign investment; unavailability of currency hedging techniques; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.

As described above under “Investment Objectives and Policies,” the Fund may invest in the securities of issuers in emerging markets.  Because the Fund invests in emerging markets, it will be subject to all of the general risks described above as well as special risks (some of which are described in the SAI) that may affect the region where the Fund invests.

4.5 - Equity Securities Risk

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities may take the form of shares of common stock of a corporation, membership

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4 – Primary Investment Risks

interests in a limited liability company, limited partnership interests, or other forms of ownership interests. Equity securities also include, among other things, preferred stocks, convertible securities and warrants.  Equity securities may experience significant price volatility, and the market prices of equity securities can decline in a rapid or unpredictable manner. The value of a company’s equity securities may fall as a result of factors directly relating to that company, such as decisions or actions taken by its management or employees, which could include fraud or a criminal act, or lower demand for the company’s products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.  The market prices of equity securities trading at high multiples of current earnings often are more sensitive to changes in future earnings expectations than the market prices of equity securities trading at lower multiples. To the extent a Fund invests in equity-related instruments, it will also be subject to these risks.

The Fund may invest in the equity securities of issuers with smaller to medium-sized market capitalizations (e.g., market capitalizations of less than $5 billion). Such investments may involve greater risk than the equity securities of larger, more established companies. These smaller companies may have limited product lines, markets or financial resources, or they may depend on a few key employees. The equity securities of such companies may trade less frequently and in lesser volume than more widely held securities, and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity.

4.6 - Foreign Investment Risk.

Investing in foreign securities (i.e., those which are not primarily traded on a U.S. securities exchange) involves additional and more varied risks than those typically resulting from investing in U.S. markets.  Similar risks may apply to securities traded on a U.S. securities exchange that are issued by companies with significant exposure to foreign countries.  The securities markets of many foreign countries include securities of only a limited number of companies in a limited number of industries. As a result, the market prices of many of those securities fluctuate more than those of U.S. securities.  In addition, issuers of foreign securities often are not subject to the same degree of regulation as U.S. issuers.  Issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting, custody, auditing and disclosure requirements than domestic issuers.  In addition, some jurisdictions may limit the Fund’s ability to profit from short-term trading (as defined in the relevant jurisdiction).

There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas. See “Taxes” below, and the SAI for further details.

Also, investing in foreign securities exposes the Fund to the risk of adverse change in foreign economic, political, diplomatic, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or confiscatory taxation of assets or nationalization, and possible difficulty in obtaining and enforcing judgments against foreign entities.

In some foreign markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks it does not

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4 – Primary Investment Risks

have in the U.S. with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents, and issuers. Fluctuations in foreign currency exchange rates also will affect the market value of the Fund’s foreign investments (see “Currency and Hedging Risk” below).

U.S. investors are required to maintain a license to invest directly in many foreign markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest directly is subject to the risk that the license will be terminated or suspended. If a license is terminated or suspended, to obtain exposure to the market, the Fund may be required to purchase ADRs, GDRs, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a foreign license by one of the Manager’s clients may preclude other clients, including the Fund, from obtaining a similar license, and this could limit the Fund’s investment opportunities. In addition, the activities of another of the Manager’s clients could cause the suspension or revocation of a license and thereby limit the Fund’s investment opportunities.

The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.  Foreign brokerage commissions and other fees are also generally higher than in the United States.

4.7 - Liquidity Risk.

The Fund is subject to the risk that low trading volume, lack of a market maker, large position size, or legal restrictions (including daily price fluctuation limits or “circuit breakers”) could limit or prevent the Fund from selling particular securities or instruments or unwinding derivative positions at desirable prices.  Securities of issuers in emerging markets may be particularly susceptible to this risk.  In addition, securities issued by the U.S. Treasury have exhibited periods of greatly reduced liquidity when disruptions in fixed income markets have occurred, such as the events surrounding the bankruptcy of Lehman Brothers in 2008. Less liquid securities are more susceptible than other securities to price declines when market prices decline generally.  An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Liquidity risk also includes the risk that the Fund will experience significant net redemptions of its shares at a time when it cannot find willing buyers for its portfolio securities or can only sell its portfolio securities at a material loss. To meet redemption requests, the Fund may be forced to sell other securities or instruments that are more liquid, but at an unfavorable time and conditions.

4.8 - Management and Operational Risk

The Fund is subject to the risk that the Manager will apply techniques and analyses to the Fund’s investment practices that are not as successful as the techniques and analyses used by other investment advisers, and there is no guarantee that the Manager will be able to enhance the returns of the Fund or preserve the Fund’s assets.  The Manager also may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times.

The Fund also runs the risk that the Manager’s assessment of an investment may be wrong. There can be no assurance that key personnel of the Manager will continue to be employed by the Manager. The loss of their services could have an adverse impact on the Manager’s ability to achieve the Fund’s investment objective.

The Fund is also subject to the risk of loss as a result of other services provided by the Manager and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and

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4 – Primary Investment Risks

other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider. For example, trading delays or errors (both human and systematic) could prevent the Fund from benefiting from potential investment gains or avoiding losses on the security.

4.9 - Market Disruption and Geopolitical Risk

The Fund is subject to the risk that geopolitical and other events will disrupt securities markets, adversely affect global economies and markets and thereby decrease the value of the Fund’s investments. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Fund. While the U.S. government has honored its credit obligations continuously for the last 200 years, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. The uncertainty surrounding the sovereign debt of a significant number of

European Union countries, as well as the continued existence of the European Union itself, have disrupted and may continue to disrupt markets in the U.S. and around the world. If one or more countries leave the European Union or the European Union dissolves, the world’s securities markets likely will be significantly disrupted. Substantial government interventions (e.g., currency controls) also could negatively impact the Fund. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. During such market disruptions, the Fund’s exposure to the risks described elsewhere in this “Primary Investment Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Fund from implementing their investment programs for a period of time and achieving their investment objectives. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Fund’s derivatives counterparties to discontinue offering derivatives on some underlying securities, reference rates, or indices, or to offer them on a more limited basis. To the extent a Fund has focused its investments in the stock index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Fund.

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4 – Primary Investment Risks

4.10 - Market Risk

The values of the Fund’s investments will fluctuate as the stock or bond and currency markets in which the Fund is invested fluctuate.  Market risk is the risk of unfavorable market-induced changes in the value of securities owned by the Fund.  Due to market risk, the total return of the Fund may fluctuate within a wide range, so you could lose money over short or even long periods.  The value of the Fund’s investments may decline due to factors that affect a particular industry or industries, such as decline in demand, labor or raw material shortages, or increased production costs or supply costs.  In addition, it may decline due to general market conditions that are not specifically related to a particular company or industry (or even country), such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally.

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Baillie Gifford International Choice Fund – Prospectus

5 - Other Important Information about the Fund

5 – Other Important Information about the Fund

5.1 - Location of Issuers

A number of the Fund’s policies are determined by reference to whether an issuer is “located in” a particular country or group of countries.  In determining whether an issuer is “located in” a particular country for those purposes, the Manager will consider a number of factors, including but not limited to: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s headquarters, principal offices or operations are located; (iii) where the issuer is organized; and (iv) the percentage of the issuer’s revenues or profits derived from goods produced or sold, investments made, or services performed in the country. The Manager may also consider other factors in making this determination.  The Manager may take into account both its own internal analysis and third party information in determining whether any particular issuer is “located in” a particular country or group of countries.  The categorization for compliance testing purposes may differ from how different portfolio managers, investment professionals, or third parties assign the location of individual issuers.  No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.

5.2 - Industry Classification of Issuers

The Manager may take into account both internal analysis and third party information in determining whether any particular issuer is a part of a particular industry or sector.

5.3 - Depositary Receipts

The Fund may invest in ADRs, EDRs, GDRs and similar investments if issues of such Depositary Receipts are available that are consistent with the Fund’s investment objective.  Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution.  Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded.  Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.  GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

5.4 - Investment Companies

The Fund may invest up to 10% of its total assets through investment companies or other collective investment vehicles designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  As a shareholder of these kinds of investment vehicles, the Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.  To the extent permitted by law, the Fund may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an “Affiliated Vehicle”).  Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by the Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager.  Therefore, the Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliated Vehicle level.

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5 - Other Important Information about the Fund

5.5 - Temporary Defensive Strategies

For temporary defensive purposes, the Fund may vary from its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  The Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities (“U.S. Government Securities”) and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor’s Corporation (“S&P”) or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or, if not so rated, deemed to be of equivalent quality by the Manager.  The Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption “Repurchase Agreements.”  The Fund may not achieve its investment objective while it is investing defensively.

5.6 - Repurchase Agreements

As a means of earning income for periods as short as overnight, the Fund may enter into repurchase agreements with selected banks and broker/dealers.  Under a repurchase agreement, the Fund acquires securities subject to the seller’s agreement to repurchase at a specified time and price.  If the seller under a repurchase agreement becomes insolvent, the Fund’s right to dispose of the securities may be restricted.  In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security.  Also, if a seller defaults, the value of such securities may decline before the Fund is able to dispose of them.

5.7 - Commodity Interests

The Manager, on behalf of the Fund, has filed with the National Futures Association a notice claiming an exemption from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act, as amended, and the rules of the Commodity Futures Trading Commission promulgated thereunder with respect to the Fund. As a result, the Manager, as adviser to the Fund, is not currently subject to registration or regulation as a CPO with respect to the Fund. However, if in the future the Fund no longer meets the de minimis qualifications for this exemption, the Manager, on behalf of the Fund, would withdraw its notice claiming exemption from the definition of a CPO, and the Manager, as adviser to the Fund, would be subject to registration and regulation as a CPO with respect to the Fund.

5.8 - Participatory Notes

From time to time, the Fund may use participatory notes (“P-Notes”) to gain exposure to issuers in certain countries. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of

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5 - Other Important Information about the Fund

any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when the Fund wishes to sell it.

5.9 - Illiquid Securities

The Fund may invest up to 15% of its assets in “illiquid securities,” that is, securities which the Fund may not readily dispose of within seven days at approximately the value used by the Fund for purposes of calculating its net asset value.  These securities may include those whose disposition is restricted by securities laws, such as Rule 144A or private placement securities.  Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, the Fund may be forced to sell them at a discount.

5.10 - Portfolio Holdings

A description of the Trust’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the SAI.  Information regarding the Fund’s portfolio holdings as of each month’s end is made available approximately five days after month’s end to prospective investors who are accredited investors and who request such information from the Manager.  Prospective investors may contact Baillie Gifford Overseas Limited (Attention: Julie Paul; Email julie.paul@bailliegifford.com 011-44-131-275-2363) to request portfolio holdings information.)

Once portfolio holdings information is made available to prospective investors, the information will remain available upon request to the Manager until at least the date on which the Fund files a Form N-CSR or Form N-Q for the period that includes the date of those holdings.  Portfolio holdings information is made available to all shareholders of the Fund more frequently on the Manager’s password-protected website.  The Manager establishes shareholder access to the website when a shareholder makes an initial investment in the Fund.  The Trust or the Manager may suspend its disclosure of portfolio holdings to shareholders and prospective investors or modify its disclosure policy without notice.

5.11 - Active and Frequent Trading

The Fund generally will not engage in active and frequent trading of portfolio securities as part of its ordinary course efforts to achieve its principal investment strategy.

For additional information about certain Fund investments and non-principal investment strategies and policies, see the SAI.

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6 – Shares

6 – Shares

6.1 - Purchase of Shares

You may make an initial purchase of shares of the Fund by submitting a completed subscription agreement and payment to the Trust or Distributor in accordance with the instructions set forth in the subscription agreement.

Shares of the Fund are offered on a continuous basis, unless otherwise indicated in this Prospectus or the SAI, and purchases are permitted on any day on which the New York Stock Exchange is open for unrestricted trading.  In order for a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by 4:00 p.m. (Eastern Time) on such day.  The Fund will not accept any request to cancel a purchase order once it has received immediately available funds, even if such request is received prior to 4:00 p.m. (Eastern Time).

Shares of each Fund are intended for investment by U.S. persons. The Manager and the Distributor each reserve the right to reject any purchase order from any investor outside the U.S.

The minimum initial investment in the Fund is $1 million and the minimum for subsequent investments into any Class of shares of the Fund is $100,000.  The Manager and Distributor each individually reserve the right to waive these minimums in its sole discretion, and to reject any purchase order for any reason.

Shares of the Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or Distributor or (iii) a combination of such securities and cash.  In all cases, the Manager and the Distributor reserve the right to reject any particular investment.  In particular, and without limiting the generality of the foregoing, the Manager or Distributor may reject an investment if, in the opinion of the Manager or Distributor, the size of the investment and/or the transaction costs associated with the investment are such that there would be a material discrepancy between the purchase fee and the Fund’s transaction expenses. The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or that would otherwise impair the investors’ ability to transfer them to the Fund or the Fund’s ability to dispose of them subsequently; and (3) the securities may be acquired under the Fund’s investment policies and restrictions.  No investor owning 5% or more of the Fund’s shares may purchase additional fund shares by exchange of securities other than at the sole discretion of the Manager or Distributor in accordance with the applicable legal and regulatory restrictions on affiliated transactions.

Securities accepted in exchange for Fund shares will be valued in the same manner as the Fund’s assets as described below as of the time of the Fund’s next determination of net asset value after such acceptance, subject to any charges or expenses which may be properly incurred as a consequence of such transaction.  All dividends and subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Fund upon receipt by the investor from the issuer.  A gain or loss generally would be realized for U.S. federal income tax purposes upon the exchange by an investor that is subject to U.S. federal income taxation, depending upon the investor’s basis in the securities tendered and the extent to which the investor owns shares of the Fund following the exchange; investors who wish to purchase shares by exchanging securities should consult their tax advisors for the specific U.S. federal income tax consequences to them in light of their particular situation.  A shareholderwho wishes to purchase shares by exchanging securities should obtain

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6 – Shares

instructions by calling the Trust (Attention:  Julie Paul) at 011-44-131-275-2363 before 12:00 noon (Eastern Time) on business days.  Please note that, because the Fund is privately offered, the Trust does not provide information about the Fund on its publicly accessible website.

The purchase price of shares of the Fund is (i) the net asset value next determined after a purchase order is received plus (ii) a purchase fee imposed on purchases equal to a percentage of the amount invested provided, however, that the Manager may waive or reduce such fee on behalf of the Fund, taking into account any reduced brokerage or transaction costs incurred in connection with the purchase.  To the extent that shares are purchased for cash at a time when other shares of the Fund are being redeemed for cash, the Manager will treat the purchase (up to the amount being concurrently redeemed) as involving reduced brokerage and transaction costs and will charge any purchase fee only with respect to the excess, if any, of the amount of the purchase over the amount of the concurrent redemption.  The purchase fee imposed on purchases in-kind will be reduced to the actual level of any market-imposed taxes or charges, but will not be increased above the applicable percentage charge in the table below.  If there is more than one purchase at the time of a concurrent redemption, each of the purchasers will share, pro rata, in the reduction in the purchase fee caused by the concurrent redemption.  There is no purchase fee imposed on purchases effected through the reinvestment of dividends.  All purchase fees are paid to and retained by the Fund and are intended to cover brokerage and other expenses of the Fund arising in connection with the inflow of new cash into the Fund.  The purchase fees are not paid to the Manager.  Absent any waiver or reduction, the purchase fee currently applicable to purchases of Fund shares is 0.25%.

The purchase fees are subject to change upon action by the Board of Trustees of the Trust.  The purchase fees for the Fund are based on an estimate of the transaction costs that the Fund will incur upon an investment, and actual transaction costs may be higher or lower.  The Manager periodically reviews the estimates of the transaction costs and may, as a result of this review, recommend that the Board of Trustees make changes to the purchase fees.

Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction.  After an account has been established, you may send subsequent investments at any time.

Purchases of shares in the Fund are limited to persons who are “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement.  The Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.  Purchasers must be acquiring shares for their own account and for investment purposes only, or must otherwise be doing so in a manner acceptable to the Trust.  The Fund reserves the right to suspend or change the terms of the offering of its shares.

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to persons that open a new account with the Fund.  As a result, the Fund may be required to obtain the following information for persons opening a new account:  (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) social security number, taxpayer identification number, or other identifying number; (v) completed Forms W-8 or W-9.  Additional information may be required to open accounts for corporations and other entities.  After an account is opened, the Fund may restrict your ability to purchase additional shares until your identity is verified.  The Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time. The Fund or its service providers may release confidential information about you to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the

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best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

The Fund reserves the right to redeem or require the transfer of any individual’s shares if the holding of the shares by such person is unlawful or, in the opinion of the Trustees or the Fund’s service providers, the holding might result in the Fund or the shareholders as a whole incurring any liability to taxation or suffering pecuniary or material administrative disadvantage which the Fund or the shareholders as a whole might not otherwise suffer or incur.

If a shareholder’s Total Investment falls below $1 million the Fund may redeem the whole of that shareholder’s holding. Before doing so, the Trust shall notify the shareholder in writing and allow the shareholder 30 days to purchase additional shares to meet the minimum requirement.

The Manager is not offering Fund shares to or with or otherwise promoting the Fund to any natural or legal persons domiciled or with a registered office in any European Economic Area member state (“EEA Member State”) where the AIFMD is in force and effect. Furthermore, in light of the structure of the Fund and the manner in which it is managed, it does not fall within the scope of the AIFMD, and shareholders of the Fund are not subject to the protections of AIFMD or any implementing legislation relating to AIFMD.  The Manager may in its discretion accept any such investor into the Fund, but only if it satisfied that, by accepting such investor, it would not be in breach of any law, rule, regulation or other legislative or administrative measure in or otherwise applicable to the relevant EEA Member State and such investor is otherwise eligible under the laws of such EEA Member State to invest in the Fund.

6.2 - Share Classes

The Fund has five Classes of shares: Class 1, Class 2, Class 3, Class 4, and Class 5.

Shareholder Service Fees

The principal economic difference among the various Classes of shares of the Fund is the level of Shareholder Service Fees which the Classes bear for client and shareholder services, reporting and other support.  The existence of multiple Classes reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the assets in that account.  Thus, the Shareholder Service Fees are lower for Classes where eligibility criteria require greater total assets under the Manager’s management. As described in the Fund’s shareholder servicing agreement between the Trust, on behalf of the Fund, and the Manager (the “Shareholder Servicing Agreement”), the Shareholder Service Fees reflect various costs incurred by the Manager, including shareholder reporting, shareholder service meetings, ad-hoc servicing requirements, shareholder access to portfolio managers and ancillary costs.  The amount and complexity of these services (and costs) will vary between shareholders.  Also note that some of these costs are variable (increasing as the assets increase) but some are fixed.  As a result, the Shareholder Service Fees decline, in basis points terms, as the assets increase but, in general, rise, in dollar terms, as the assets increase.

The Fund’s Classes will pay the following Shareholder Service Fees, expressed as an annual percentage of the average daily net assets attributable to that Class of shares:

Class 1	Class 2	Class 3	Class 4	Class 5
0.25%	0.17%	0.10%	0.07%	0.02%

The Trust has adopted a Shareholder Service Plan pursuant to Rule 12b-1 of the 1940 Act with respect to the Fund’s multiple Classes of shares (the “Shareholder Service Plan”).  However, no distribution

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payments under Rule 12b-1 have been authorized by the Board of Trustees as of the date of this Prospectus, and no distribution fees under Rule 12b-1 are currently payable under the Shareholder Service Plan. If the Board of Trustees authorizes distribution payments pursuant to Rule 12b-1 in the future for any Class of shares, the Manager or another service provider might collect distribution fees under Rule 12b-1, but only after appropriate authorization by the Board of Trustees and after this Prospectus has been updated to reflect such additional fees.  Should distribution payments under Rule 12b-1 be collected, these fees would be paid out of the Fund’s assets on an on-going basis, and over time these fees could increase the cost of your investment and may cost you more than paying other types of sales charges.

Eligibility for Classes

With certain exceptions described below, eligibility for a Class of shares depends on an shareholder’s “Total Investment” with the Manager.

The Fund shareholder’s Total Investment will be determined by the Manager as of March 31 of each year and, for purposes of exchanging into less expensive Classes because of additional investments, at the end of each calendar quarter (each a “Determination Date”).  As provided below, a shareholder’s Total Investment as of any Determination Date will equal the market value of assets managed by the Manager and its affiliates for the shareholder (whether in the Fund, another pooled vehicle or otherwise) as of such Determination Date.

The minimum Total Investment for a new shareholder to be eligible for a Class of shares of the Fund are set forth in the following table:

Class of Shares	Minimum Total Investment
Class 1	$1 Million
Class 2	$25 Million
Class 3	$100 Million
Class 4	$200 Million
Class 5	$500 Million

The minimum for subsequent investments into any Class of shares of the Fund is $100,000.

The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.

Conversions between Classes

On each Determination Date, the value of each shareholder’s Total Investment with the Manager, as defined above, will be determined.  Based on that determination, each shareholder’s shares of the Fund will be automatically converted to the Class of shares of the Fund which is then being offered with the lowest Shareholder Service Fee for which the shareholder is eligible based on the amount of its Total Investment on the Determination Date.  The conversion will occur within 15 business days following the Determination Date.  Also, if a shareholder makes an investment in the Fund or puts additional assets under the Manager’s management so as to cause the shareholder to be eligible for a new Class of shares, such determination will be made as of the close of business on the last day of the calendar quarter in which the investment was made, and the conversion will be effected within 15 business days of that quarter-end.

The conversion of a shareholder’s investment from one Class of shares to another Class of shares in the Fund generally should not result in the recognition of gain or loss in the converted Fund’s shares.  In addition, the shareholder’s tax basis in the new Class of shares immediately after the conversion generally

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should equal the shareholder’s basis in the converted shares immediately before conversion, and the holding period of the new Class of shares should generally include the holding period of the converted shares.  Investors should be aware that all the Classes of the Fund may not be available in all jurisdictions.

6.3 - Redemption of Shares

The securities offered hereby have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable.

You can redeem your shares by sending a written request by mail or by facsimile to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention:  Julie Paul; Email BGNAVtrading@bailliegifford.com; Fax # 011-44-131-275-3972). The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed.  All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity). Shares of the Fund may be redeemed on any day on which the New York Stock Exchange is open for unrestricted trading.

The redemption price is (i) the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Fund in proper form, less (ii), in the case of cash redemptions, a redemption fee equal to the percentage of the amount redeemed indicated below; provided, however, that the Manager may waive or reduce such fee on behalf of the Fund, taking into account any reduced brokerage or transaction costs incurred in connection with the redemption.  To the extent that shares are redeemed for cash at a time when other shares of the Fund are being purchased for cash, the Manager will treat the redemption (up to the amount being concurrently purchased) as involving reduced brokerage and transaction costs and will charge a redemption fee only with respect to the excess, if any, of the amount of the redemption over the amount of the concurrent purchase.  If there is more than one redemption at the time of a concurrent purchase, each of the redeeming shareholders will share, pro rata, in the reduction in redemption fee caused by the concurrent purchase.  Redemption fees will be paid to and retained by the Fund and are intended to cover brokerage and other expenses of the Fund in connection with cash redemptions, however, these redemption fees are not intended, nor can they assure, to offset diseconomies of scale that would result from the redemption of shares by a significant number of shareholders or by one or more large shareholders. The redemption fees are not paid to the Manager.  In the absence of any waiver or reduction, a redemption fee of 0.10% currently applies to cash redemptions.

This redemption fee is subject to change upon action by the Board of Trustees of the Trust.  Shareholders will receive notice of any action by the Board of Trustees to change the redemption fee imposed by the Fund.  The redemption fee for the Fund is based on estimates of the transaction costs that the Fund will incur upon redemption, and actual transaction costs may be higher or lower.  The Manager periodically reviews the estimates of the transaction costs and may, as a result of this review, recommend that the Board of Trustees make changes to the redemption fee.

Shares of any Class of the Fund may be redeemed by the payment of the redemption price in whole or in part by an in-kind distribution of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash.  Notwithstanding the foregoing, Class 4 or Class 5 shareholders may request an in-kind redemption, and such request shall be granted by the Fund to the extent permitted by applicable law and deemed by the Manager to be consistent with the interests of

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shareholders. The in-kind redemption shall be effected in accordance with the Fund’s in-kind redemption procedures.  Portfolio securities distributed in connection with the in-kind redemption request will be valued in accordance with the Fund’s procedures for valuation described under “Determination of Net Asset Value.”  Securities and other assets distributed in kind by the Fund will be selected by the Manager in light of the Fund’s investment objective and generally will not represent a pro-rata distribution of each holding in the Fund’s portfolio.  Investors may incur market-imposed taxes or charges in connection with assuming title to such securities from the Fund, and may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order.  If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, the Fund may withhold redemption proceeds until that check has cleared.  A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration.  Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting.  Cash payments will be made by transfer of Federal funds for payment into the investor’s account.

When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption.  Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities:  U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

The Trust may suspend the right of redemption and may postpone payment for the Fund for more than seven days during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

Short-term trading by a Fund investor may present risks to other investors of the Fund, including increased transaction costs, interference with the efficient management of the Fund and dilution of investment returns.  The Trust discourages short-term trading in Fund shares and has adopted policies and procedures to deter such trading.  These policies include the following:

—                       Authority to Refuse Transactions – The Trust, as well as the Distributor, reserves the right to reject any purchase order for any reason.

—                       Purchase and Redemption Requests – Purchase and Redemption requests by record shareholders must be made by written request by mail, email, or facsimile to the Manager and/or the Distributor (Any exceptions to this written redemption request requirement may be made by the Manager.  The Manager and the Distributor expects that exceptions will be rare and only for extraordinary circumstances.)

—                      Review of Shareholder Activity – The Manager and the Distributor report to the Board of Trustees regularly on purchases and redemptions of Fund shares.

In addition, as described above in this section and under “Purchase of Shares,” the Fund may impose a purchase fee and a redemption fee on cash purchases and redemptions.

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6.4 - Determination of Net Asset Value

The purchase price of each Class of the Fund’s shares is based on that Class’s net asset value.  The net asset value of a share of each Class of the Fund will normally be determined as of 4:00 p.m. Eastern time on any day on which the New York Stock Exchange is open for regular trading, and the price at which purchase orders are effected is based on the next calculation of net asset value after the order is received.  Net asset values are not determined on any days when the New York Stock Exchange is closed for business.  The net asset value per share of the Fund is determined by dividing the total market value of the portfolio investments and other assets allocated to each share Class, less any liabilities, by the total outstanding shares of that Class.

Under the Pricing and Valuation Procedures approved by the Board of Trustees (the “Pricing and Valuation Procedures”), the Fund’s investments for which reliable market quotations are readily available are generally valued at the last quoted sale price on each business day or, if not traded on that business day, at the most recent quoted bid price.  Other assets and securities for which current market quotations are not readily available (or for which quotations are not believed to be reliable due to market changes that occur after the most recent available quotations are obtained or any other reason) are valued at fair value as determined in good faith by the Manager, the Manager’s Fair Value Pricing Committee and the Baillie Gifford Group’s Valuation Oversight Committee (collectively, the “FVP Committee”), pursuant to the Pricing and Valuation Procedures.  Such fair value determinations are subject to review by the Valuation Committee of the Trust and are reported to the Board of Trustees.  For additional information about how certain securities and financial instruments are generally valued, see “Net Asset Value and Offering Price” in the SAI.

Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.  In making fair value determinations, the FVP Committee may make use of independent pricing services. The Board of Trustees has appointed IDC as a third-party fair valuation vendor. IDC provides an adjustment for non-U.S. securities in the Fund based on certain factors and methodologies applied by IDC on each day the Fund is valued. IDC’s adjustments may affect the NAV of the Fund on a frequent, and even daily, basis. In considering whether fair value pricing is required and in determining fair values, the FVP Committee may, among other things, consider significant valuation events (e.g., events relating to a single issuer or events relating to multiple issuers) that affect the value of securities and other instruments and may implement “fair value” pricing based on such significant valuation events.  Such significant events (which may be considered to include changes in the value of U.S. securities or securities indices) may occur after the close of the relevant market and before the time at which the applicable net asset value is determined.

The Fund invests in securities that are primarily traded on foreign exchanges that may trade at times or on days when the Fund does not price its shares.  Therefore, the net asset value of the Fund’s shares may change on days when shareholders will not be able to purchase or redeem the Fund’s shares.

Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using currency exchange rates obtained from pricing services at 4:00 p.m. Eastern Time on each day that the New York Stock Exchange is open for regular trading.  As a result, the net asset value of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar.

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6.5 - Distributions

It is generally the policy of the Fund to pay out at least annually as dividends to its shareholders substantially all of (1) its investment company taxable income, computed without regard to the dividends-paid deduction (which includes dividends and any interest it receives from investments and the excess of net short-term capital gain over net long-term capital loss in each case determined with reference to any loss carryforwards), if any, and (2) its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards), if any. Notwithstanding the foregoing, the Fund may retain investment company taxable income, so computed, subject to the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”), or net capital gain and pay a Fund-level tax on any such retained amounts.  For more details on the distribution policies of the Fund, prospective shareholders should consult the SAI. Distributions of net investment income and capital gain are payable in full and fractional shares of the Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  Shareholders may make this election by marking the appropriate box on the subscription agreement or by writing to the Custodian.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

6.6 - Taxes

The following discussion addresses certain U.S. federal income tax considerations which may be relevant to investors that (i) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to United States federal income taxation regardless of the source of their income and (ii) hold, directly or indirectly, shares of the Fund as a capital asset (each such investor a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in the Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisers with respect to the U.S. tax treatment of an investment in shares of the Fund.

The Fund has not sought an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective and actual shareholders should consult their own tax advisers with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.  Additionally, prospective and actual shareholders

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should consult the SAI which contains a more detailed discussion of the potential U.S. federal income tax implications of an investment in the Fund.

The Fund is treated as a separate taxable entity for U.S. federal income tax purposes, has elected to be treated as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Code and intends to qualify each year to be treated as such.  For a discussion of the requirements the Fund must meet in order to qualify for treatment as a regulated investment company under Subchapter M, prospective shareholders should consult the SAI.  So long as the Fund qualifies for treatment as a regulated investment company, the Fund itself generally will not be subject to U.S. federal income tax to the extent that its dividend, interest and certain other income, its net realized short-term capital gains and its net realized long-term capital gains are timely distributed to its shareholders.  The remainder of this discussion assumes that the Fund will qualify as a regulated investment company.

If the Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or for the one-year period ending December 31 if the Fund so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  A dividend paid to shareholders by the Fund in January of a year is generally deemed to have been paid by the Fund on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax although there can be no assurance it will do so.  In addition, if the Fund were to qualify as a “personal holding company,” it may have to comply with additional requirements with respect to its distributions to shareholders in order to avoid the Fund-level tax under the personal holding company rules, as further described in the SAI.

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to tax as ordinary income.  Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long the shareholders has owned its shares.  Distributions of net capital gains from the sale of investments that the Fund owned (or is deemed to have owned) for more than one year and that are properly reported by the Fund as capital gain dividends will be taxable as long-term capital gains and taxed to individuals at reduced rates relative to ordinary income.  Distributions of gains from the sale of investments that the Fund owned (or is deemed to have owned) for one year or less will be taxable as ordinary income.  Distributions of investment income reported by the Fund as derived from “qualified dividend income” – as further defined in the SAI – will be taxed in the hands of individuals at the rates applicable to long-term capital gain provided that holding period and other requirements are met at both the shareholder and Fund level.

Distributions are taxable to a shareholder (other than a tax-exempt shareholder) even if they are paid from income or gains earned by the Fund before the shareholder’s investment (and thus were included in the price paid by the shareholder for Fund shares).  Distributions from the Fund will be taxed as described above whether received in cash or in additional Fund shares.

A 3.8% Medicare contribution tax is imposed on the “net investment income” of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts.  Net investment income generally includes for this purpose dividends, including any capital gain dividends paid by the Fund, and net gains recognized on the sale, exchange, redemption or other taxable disposition of shares of the Fund.

A sale, exchange, or redemption of shares of the Fund, including a redemption in kind, is a taxable event to the selling, exchanging, or redeeming shareholder.  Any gain resulting from a sale, exchange (including

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an exchange for shares of another fund managed by the Manager or its affiliates), or redemption of shares in the Fund will generally (except in the case of a tax-exempt shareholder) be subject to federal income tax at either short-term or long-term capital gain rates depending on how long the shareholder has owned the shares, except that, where the Fund is not a “publicly offered” regulated investment company (as described below), in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

The Fund will not be considered a “publicly offered” regulated investment company unless the Fund has at least 500 shareholders at all times during a taxable year or its shares are continuously offered pursuant to a public offering. Because shares of the Fund are not otherwise publicly offered, unless the Fund has at least 500 shareholders at all times during a taxable year, certain redemptions of Fund shares may be treated as dividends. Shareholders who redeem all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (a “Section 301 distribution”) unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Fund’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder’s tax basis in Fund shares, and thereafter as capital gain. Where a redeeming shareholder is treated as receiving a dividend, there is a risk that non-tendering shareholders whose interests in the Fund increase as a result of such tender will be treated as having received a taxable distribution from the Fund.

In addition, if the Fund is not considered publicly offered, certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Very generally, expenses that are deemed distributed by the Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its advisory fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders of the Fund that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders of the Fund can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross income from all sources.  The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, lowering the Fund’s effective yield with respect to such a shareholder.

The Fund’s transactions in foreign currencies, options, futures contracts, hedging transactions, forward contracts, swaps and straddles will be subject to special tax rules and may produce a difference between the Fund’s book income and taxable income.  The special tax rules to which such transactions are subject may accelerate income or defer losses of the Fund, or otherwise affect the amount, timing or character of distributions to shareholders.  A difference between the Fund’s book and taxable income may cause a portion of the Fund’s income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company.

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The Fund’s investments in certain debt obligations may cause the Fund to recognize taxable income in excess of the cash generated by such obligations.  As a result, the Fund could be required at times to liquidate other investments, including when it is not advantageous to do so, in order to satisfy its distribution requirements.

The Fund may be subject to foreign withholding and other taxes on income, gains and proceeds derived from foreign investments.  Such taxes would reduce the yield on the Fund’s investments.  However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to their share of foreign taxes incurred by the Fund.

The Fund may, if eligible, elect to permit shareholders who are U.S. citizens or residents or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their pro-rata portions of foreign income taxes paid by the Fund.  In such case, income of the Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders.  The amount of foreign income taxes paid by the Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction in respect of those taxes.  Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.  Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).  Prospective investors should also consult the discussion in the SAI regarding investment by the Fund in securities of certain foreign corporations.

Where required, the Trust will provide shareholders with federal tax information annually, including information about dividends and distributions paid during the preceding year.

Shareholders may be required to file an information return with the Internal Revenue Service (“IRS”) if they, for example, recognize certain levels of losses with respect to shares in the Fund ($2 million or more for an individual shareholder or $10 million or more for a corporate shareholder), or are deemed to have participated in a confidential transaction involving shares in the Fund.

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts.  Shareholders are urged to consult a tax advisor regarding the applicability to them of this reporting requirement.

The Fund generally is required to apply backup withholding and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding.  Please see the SAI for additional information about backup withholding.

Fund shareholders who are not U.S. citizens or residents or that are foreign corporations may receive substantially different tax treatment of distributions by the Fund.  See the SAI for more details.

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Prospective shareholders should consult their own tax advisors about the U.S. federal income tax consequences of an investment in the Fund in light of their particular tax situation.  Prospective shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

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7 – Management of the Trust

7 – Management of the Fund

The Fund is advised and managed by Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland (the “Manager”).  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, ERISA Group Trusts and other private accounts.  The Manager is a wholly owned subsidiary of Baillie Gifford & Co., which is controlled by its full-time working partners.  The Manager, Baillie Gifford & Co. and their affiliates are referred to as “Baillie Gifford.”  The Manager was organized in 1983, and had approximate assets under management of $111 billion as of December 31, 2015.

Investment decisions made by the Manager for the Fund are made by a team organized for that purpose. The Fund is managed by a range of experienced portfolio managers.  Members of the Fund’s management team include:

—         Gerard Callahan, Portfolio Manager. Mr. Callahan graduated BA in Politics, Philosophy and Economics from Oxford University in 1991. He joined Baillie Gifford in the same year and became a Partner in 2000. Mr. Callahan became Head of our UK Equity Team in 2007. He has been a member of the International Focus management team since 2007 and Chairman since 2010.

—         Iain Campbell, Portfolio Manager. Mr. Campbell graduated BA in Modern History from Oxford University in 2000. He worked for Goldman Sachs and travelled in Asia, before joining Baillie Gifford in 2004. Mr. Campbell is a Portfolio Manager and has been a member of the International Focus management team since 2010.

—         Joe Faraday, Portfolio Manager. Mr. Faraday graduated MEng in Chemical Engineering from the University of Cambridge in 2002 and he joined Baillie Gifford the same year. Mr. Faraday is a CFA Charterholder and has an MBA. He has been a member of the International Focus management team since 2007.

—         Sophie Earnshaw, Portfolio Manager.  Miss Earnshaw graduated MA in English Literature from the University of Edinburgh in 2008 and MPhil in Eighteenth Century and Romantic Literature from the University of Cambridge in 2009. She joined Baillie Gifford in 2010 and joined the International Focus management team in 2014.

—         Moritz Sitte Portfolio Manager.  Mr Sitte graduated BSc in Business Administration from the University of Regensburg (Germany) in 2009 and MSc in Finance and Investment from the University of Edinburgh in 2010. He joined Baillie Gifford that year and joined the International Focus management team in 2014.

—         Tom Walsh, Portfolio Manager.  Mr. Walsh graduated LLB (Hons) in Law & Economics from the University of Edinburgh in 1999. He worked at Fidelity International, Merrill Lynch and Deloitte & Touche (qualifying as a chartered accountant) before joining Baillie Gifford in 2009.  Mr. Walsh is a Portfolio Manager and CFA Charterholder. He has been a member of the International Focus management team since 2014.

36

Baillie Gifford International Choice Fund – Prospectus

7 – Management of the Trust

7.1 - Compensation: Portfolio Managers

The SAI provides information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

7.2 - Compensation: Baillie Gifford

Under the Investment Advisory Agreement with the Trust on behalf of the Fund, the Manager selects and reviews the Fund’s investments and provides executive and other personnel for the management of the Trust.  Pursuant to the Trust’s Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager.  In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name “Baillie Gifford” with respect to the Fund may be withdrawn.

Under the Investment Advisory Agreement, the Fund pays the Manager a quarterly management fee, in arrears, at an annual rate of 0.35% of the Fund’s average net assets. For the most recent fiscal year, the aggregate management fee paid by the Fund as a percentage of the Fund’s average net asset value was 0.25%.

Upon termination of the Amended and Restated Investment Advisory Agreement at other than quarter end, the management fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.

A discussion regarding the basis for the Board of Trustees’ approval of the Amended and Restated Investment Advisory Agreement between the Trust, on behalf of the Fund, and the Manager is available in the annual report to shareholders of the Fund for the period ending December 31, 2015.

The organizational expenses of the Fund, as well as all other expenses incurred in the operation of the Fund, are borne by the Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of Trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, auditing and legal expenses.

37

Baillie Gifford International Choice Fund – Prospectus

8 – Description of the Trust and Ownership of Shares

8 – Description of the Trust and Ownership of Shares

The Trust is an open-end series investment company organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) dated December 31, 2014, as amended from time to time.

The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into eleven series (or “Series”).  The Declaration of Trust also permits the Board of Trustees, without shareholder approval, to subdivide any Series of shares into various sub-series (or “Classes”) of shares with such dividend preferences and other rights as the trustees may designate.  Each Series is divided into five Classes, and each share of a Series represents an equal proportionate interest in that Series with each other share, subject to the different preferences of each Class of that Series. The Board of Trustees may also, without shareholder approval, establish one or more additional separate Series for investments in the Trust or merge two or more existing Series.

Shareholders are entitled to dividends as declared by the Board of Trustees, and, in liquidation of the relevant Series’ portfolio, are entitled to receive the net assets of the portfolio.  Shareholders are entitled to vote at any meetings of shareholders.  The Trust does not generally hold annual meetings of shareholders and will do so only when required by law.  Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement.  In addition, a special meeting of shareholders of the Series will be held if, at any time, less than a majority of the Trustees then in office have been elected by shareholders of the Series.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.  The Declaration of Trust further provides that the Trustees may also terminate the Trust or any Series upon written notice to the shareholders.

Shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust.  However, the risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

The Board of Trustees oversees generally the operations of the Trust. The Trust enters into contractual arrangements with various parties, including among others the Fund’s investment adviser, custodian, transfer agent, and accountants, who provide services to the Fund. Shareholders are not parties to any such contractual arrangements, and those contractual arrangements are not intended to and will not create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.

This Prospectus provides information concerning the Trust and the Fund that you should consider in determining whether to purchase shares of the Fund. Neither this Prospectus, nor the related Statement of Additional Information, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Fund and any shareholder, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

38

Baillie Gifford International Choice Fund – Prospectus

9 – Financial Highlights

9 – Financial Highlights

The financial highlights tables for the Fund that are included in the Fund’s annual report for the period ended December 31, 2015 are incorporated by reference into this Prospectus.  The financial highlights tables are intended to help you understand the Fund’s financial performance for the period of the Fund’s operations.  Certain information reflects financial results for a single Fund share.  The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This /information has been audited by BBD, LLP, whose report, along with the Fund’s financial statements, are included in the Fund’s annual report, which is available upon request.

39

Baillie Gifford International Choice Fund – Prospectus

10 – Shareholder Inquiries

10 – Shareholder Inquiries

Shareholders may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, or the Distributor, at the following address: Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:  David Murphy; Email BGNAVtrading@bailliegifford.com, 011-44-131-275-2364).

40

Baillie Gifford International Choice Fund – Prospectus

11 – Further Information

11 – Further Information

Further information about the Fund is available in the SAI, and additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The Fund’s annual and semi-annual reports, and the Fund’s SAI, are available free of charge by request at the following email address: Julie.paul@bailliegifford.com, or by writing to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Attention: Julie Paul). Investors may call the Trust collect before 12:00 noon (Eastern Time) on any business day at 011-44-131-275-2000 to request the SAI, annual report, semi-annual report, other information about the Fund, or to make shareholder inquiries.  As the securities have not been registered under the Securities Act of 1933 and are marketed on a private placement basis, the Manager has not made the Prospectus or the SAI available online. The SAI contains more detailed information about the Fund and is incorporated by reference into this Prospectus, which means that it is legally considered to be part of this Prospectus.

You can review and copy the Prospectus, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.

Investment Company Act File No. 811-10145

41

Baillie Gifford Funds - The International Choice Fund

Statement of Additional Information

April 29, 2016

This Statement of Additional Information (“SAI”) is not a prospectus.  This SAI relates to the Prospectus for Private Placement of The International Choice Fund, a series of Baillie Gifford Funds, dated April 29, 2016 as revised or supplemented (the “Prospectus”), and should be read in conjunction therewith.  A copy of the Prospectus and The International Choice Fund’s annual and semi-annual reports may be obtained without charge by writing or telephoning Baillie Gifford Funds, c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom EH1 3AN (Attention:  Julie Paul 001-44-131-275-2363). Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

The most recent annual report of The International Choice Fund, which includes audited financial statements dated December 31, 2015, is incorporated by reference into this SAI.

Table of Contents

1 -	Investment Objective, Policies and Restrictions	1
1.1	Convertible Securities	2
1.2	Preferred Stocks	3
1.3	Yankee Bonds	3
1.4	Repurchase Agreements	3
1.5	Investments In Australasia	4
1.6	Temporary Defensive Positions	4
1.7	Disclosure of Portfolio Holdings	4
2 -	Risks of Fund Investments	5
2.1	Accelerated Transactions	5
2.2	Foreign Investment Risk	6
2.3	Emerging Markets Risk	6
2.4	Legal and Regulatory Risk	9
2.5	Share Ownership Concentration Risk	10
3 -	Management of the Trust	11
3.1	The Board of Trustees	11
3.2	Control Persons and Principal Holders of Securities	16
3.3	Proxy Voting	17
4 -	Investment Advisory and Other Services	18
4.1	Advisory Agreement	18
4.2	Portfolio Managers	19
4.3	Other Accounts Managed by Portfolio Managers	20
4.4	Material Conflicts of Interest	21
4.5	Compensation	21
4.6	Administrator	22
4.7	Custodial Arrangements	22
4.8	Transfer Agency Arrangements	22
4.9	Independent Registered Public Accounting Firm	22
4.10	Underwriter	22
4.11	Legal Counsel	23
5 -	Distribution and Service Plans	23
6 -	Portfolio Transactions and Brokerage	23
7 -	Description of the Trust	24
8 -	How to Buy Shares	27
9 -	Net Asset Value and Offering Price	27
10 -	Redemptions	28
11 -	Income Dividends, Capital Gain Distributions and Tax Status	28
11.1	Scope of discussion	29
11.2	Taxation of the Fund	29
11.3	Fund distributions	32
11.4	Sale, exchange or redemption of shares	34
11.5	Return of capital distributions	35
11.6	Deemed distributions of certain expenses	35
11.7	Hedging and similar transactions	35
11.8	Investment in securities of certain foreign corporations	36
11.9	Investments in certain debt obligations	36
11.10	Investments in debt obligations that are at risk of or in default present special tax issues for the Fund	37
11.11	Tax shelter reporting regulations	38

11.12	Tax-Exempt Shareholders	39
11.13	Backup withholding	39
11.14	Foreign shareholders	39
11.15	U.K. resident pension schemes	39
11.16	Certain additional withholding and reporting requirements	39
12 -	Financial Statements	41

 Baillie Gifford Funds

Statement of Additional Information

1 -                      Investment Objective, Policies and Restrictions

The investment objective, principal strategies, and primary risks of investing in The International Choice Fund (the “Fund”), a series of Baillie Gifford Funds (the “Trust”), are summarized in the Prospectus under “Investment Objective and Policies,” “Primary Investment Risks,” and “Other Important Information About the Fund.”  The investment policies of the Fund set forth in the Prospectus and in this SAI may be changed by the Trust’s Board of Trustees (the “Board”) without shareholder approval except that any policy explicitly identified as “fundamental” may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

In addition to its investment objective and policies set forth in the Prospectus, the following are policies of the Fund (and those marked with an asterisk are fundamental policies of the Fund):

The Fund will not:

1.           *Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

2.           *Borrow money, except to the extent permitted by applicable law, regulation or order.

3.           *Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

4.           *Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

5.           *Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund’s investment objectives and policies.  For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

6.           *Purchase any securities which would cause more than 25% of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.  The Securities and Exchange Commission (“SEC”) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

7.           *Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap,

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Statement of Additional Information

option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

8.           Invest more than 15% of the value of net assets of the Fund in illiquid securities.

In determining whether a transaction is permitted by applicable law, regulation, or order, the Fund currently construes fundamental policies (2) and (7) above not to prohibit any transaction that is permitted under Section 18 of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder, as interpreted or modified, or as may otherwise be permitted by regulators having jurisdiction from time to time. The Trust understands that the staff of the SEC deems certain transactions that the Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered.  Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.  Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.  Provisions of the 1940 Act also require the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with exceptions for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative purposes and for borrowings from banks.

For purposes of fundamental policy (4) above, all swap agreements and other derivative instruments that were not classified as commodities or commodity contracts prior to July 21, 2010 are not deemed to be commodities or commodity contracts.

1.1                  Convertible Securities

Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock.  Convertible securities have general characteristics similar to both fixed income and equity securities.  Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks.  Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations.  Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.  A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.  However, there can be no assurance of capital appreciation because securities prices fluctuate.

 Baillie Gifford Funds

Statement of Additional Information

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer.  Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

1.2                  Preferred Stocks

Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Prospectus or this SAI regarding equity securities or interest rates.

Investment in preferred stocks involves certain risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred stock that is deferring its distribution, it may be required to report income for tax purposes despite the fact that it is not receiving current income on this position. Preferred stocks often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities.

1.3                  Yankee Bonds

The Fund may invest in U.S. dollar-denominated bonds sold in the U.S. by non-U.S. issuers (“Yankee bonds”).  As compared with bonds issued in the U.S., such bond issues normally carry a higher interest rate but are less actively traded.

1.4                  Repurchase Agreements

The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase).  The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security.  Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk.  While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security.  In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market.  However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

 Baillie Gifford Funds

Statement of Additional Information

1.5                  Investments In Australasia

References in the Prospectus and this SAI to “Australasia” denote the region encompassing New Zealand, Australia, Papua New Guinea, and neighboring islands in the Pacific Ocean.

1.6                  Temporary Defensive Positions

The Fund may take temporary defensive positions that are inconsistent with its normal investment policies and strategies—for instance, by allocating substantial assets to cash, commercial paper, or other less volatile instruments—in response to adverse or unusual market, economic, political, or other conditions. In doing so, the Fund may succeed in avoiding losses but may otherwise fail to achieve its investment objective.

1.7                  Disclosure of Portfolio Holdings

The Trust has adopted policies and procedures with respect to the disclosure of the Fund’s portfolio holdings.  The Trust’s procedures permit portfolio holdings information to be disclosed prior to the time that such information is disclosed through a public filing with the SEC to (i) the Trust’s manager, Baillie Gifford Overseas Limited (the “Manager”) and its affiliates, (ii) third party service providers who require access to the information to fulfill their duties to the Fund (including the Trust’s custodian and administrator, transfer agent, independent registered public accounting firm, legal counsel, broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective shareholders (or their consultants and agents) of the Fund under the circumstances described below.

The Trust’s policies and procedures permit disclosure of non-public portfolio holdings information to Fund shareholders (or their consultants or agents) provided that disclosure is made to all shareholders of the Fund in the same scope, at the same time, with the same frequency and after the same period of lag time.  The policies and procedures also permit such disclosure to prospective shareholders (or their consultants or agents) who are accredited investors and who request such information from the Manager in connection with their consideration of an investment in the Fund.  Such information is made available to all requesting prospective qualified shareholders in the same scope (unless a more limited scope is requested), at the same time (which shall be no earlier than the day next following the day on which the information has been made available to all shareholders) and after the same period of lag time (approximately five days).  New investors in the Fund will be required to complete a subscription agreement that contains provisions requiring that portfolio holdings information be kept confidential and prohibiting trading based on such information.

In addition, disclosure of the Fund’s non-public portfolio holdings information may be made to other persons if (i) the recipients are subject to a confidentiality agreement with respect to such information, which includes a prohibition on trading on such information and the recipient’s agreement to destroy the information upon a written request from BGOL, (ii) the Trust’s Chief Executive Officer and/or Chief Compliance Officer (an “Authorizing Person”) determines that disclosure is in the best interest of the Fund and its shareholders, and (iii) the information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.  Disclosure of portfolio holdings information made to such other persons must be reported to the Board at their next regularly scheduled meeting.

In determining whether disclosure is in the best interests of the Fund and its shareholders, the Authorizing Person shall consider whether any potential conflicts exist between the interests of Fund shareholders and the Manager. Such exceptions must be reported to the Board at their next regularly

 Baillie Gifford Funds

Statement of Additional Information

scheduled meeting.  The Fund’s portfolio holdings may not be disclosed for compensation.  The Trust may modify its policies and procedures regarding portfolio holdings disclosure at any time without notice.

Registered investment companies that are sub-advised by the Manager or its affiliates may be subject to different portfolio holdings disclosure policies, and neither the Manager nor the Board exercises control over such policies.  In addition, separate account clients of the Manager and its affiliates have access to their portfolio holdings and are not subject to the Fund’s portfolio holdings disclosure policies.  Some of the funds that are sub-advised by the Manager or its affiliates and some of the separate accounts managed by the Manager or its affiliates have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings as the Fund.

The Manager has entered into ongoing arrangements to provide certain of Fund portfolio holdings disclosure to the following persons or entities:

Service Provider	Frequency	Delay Before Dissemination
The Bank of New York Mellon (“BNYM”) (the Fund’s custodian, administrator, and transfer agent)	Daily	None
BBD, LLP (the Fund’s auditor)	During annual audit	None
Ropes & Gray LLP (the Fund’s legal counsel)	For regulatory filings, board meetings, and other relevant legal issues	None
Broker-dealers	Upon request	Five days
Fund shareholders and prospective shareholders	Upon request	Five days

2 -                      Risks of Fund Investments

The primary risks of investing in the Fund are summarized in the Prospectus under the Fund summary, and discussed in more detail under “Primary Investment Risks.”  The discussion below is meant to supplement these sections of the Prospectus by addressing certain non-primary risks, and providing additional detail regarding certain of the primary risks.

2.1                  Accelerated Transactions

For the Fund to take advantage of certain available investment opportunities, the Manager may need to make investment decisions on an expedited basis. In such cases, the information available to the Manager at the time of an investment decision may be limited. The Manager may not, therefore, have

 Baillie Gifford Funds

Statement of Additional Information

access to the detailed information necessary for a full analysis and evaluation of the investment opportunity.

2.2                  Foreign Investment Risk

Investment in non-U.S. issuers or securities principally traded outside the U.S. may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation, nationalization or confiscatory taxation of assets, withholding or other taxes and possible difficulty in obtaining and enforcing judgments against foreign entities.

Issuers of foreign securities are subject to different, often less comprehensive, accounting, custody, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the U.S. Because the Fund invests in foreign securities, it also may be affected by different custody and/or settlement practices or delayed settlements in some foreign markets. The laws of some foreign countries may limit the Fund’s ability to invest in securities of certain issuers located in those countries. Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund’s foreign portfolio securities (e.g., through the Fund’s brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund’s custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

2.3                  Emerging Markets Risk

The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Political change or instability, including the risks of war or terrorism, may adversely affect the economies and securities markets of such countries.  Expropriation, nationalization or other confiscation due to political change could result in the Fund’s loss of its entire investment in the country involved.  The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, widespread corruption, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Fund’s investments in those countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets.

Baillie Gifford Funds

Statement of Additional Information

The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product (“GDP”) or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.  The domestic economies of emerging countries are generally not as diversified as those of the U.S. and certain Western European countries.  A significant portion of many of such countries’ national GDPs are represented by one commodity, such as oil, or groups of commodities.  World fluctuations in the prices of certain commodities, such as the price of oil, may significantly affect the economy involved.  Such countries’ economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times.  Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.  In addition, investor sentiment toward companies in otherwise unrelated markets may be influenced by adverse events in other foreign markets.  Also, such local markets typically offer less regulatory protections for investors.

Lack of liquidity and efficiency and/or government imposed quotas in certain of the stock markets or foreign exchange markets in certain emerging market countries may mean that from time to time the Manager may experience more difficulty in purchasing or selling holdings of securities than it would in a more developed market.  Restrictions on day trading, manual trading, block trading and/or off-exchange trading may mean that the Fund’s investment options will be limited.  The financial markets in emerging market countries are undergoing rapid growth and changes. This may lead to increased trading and pricing volatility, suspension risk and difficulties in settlement of securities.

The custodial systems in countries with emerging markets may also not be fully developed and there may be limited regulatory oversight of certain foreign sub-custodians that hold foreign securities subject to the supervision of the Fund’s primary US-based custodian, The Bank of New York Mellon.  The Fund may be limited in its ability to recover such assets if a foreign sub-custodian becomes bankrupt or otherwise unable or unwilling to return assets of the Fund, which may expose the Fund to risk, especially in circumstances where the Fund’s primary custodian may not be contractually obligated to make the Fund whole for the particular loss. Where Fund invests in emerging markets, investments may carry risks associated with failed or delayed settlement of market transactions and with the registration and custody of securities. Prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) may expose the Fund to credit and other risks. Similarly, the reliability of trading and settlement systems in some emerging markets may not be equal to that available in more developed markets which may result in problems in realizing investments.

Special Risks of Investing in Asian Securities

In addition to the risks of foreign investments and emerging countries investments described above, investments in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade.

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The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., through Depositary Receipts, as defined below under “Depositary Receipts,” derivatives, etc.).

Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.

Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries.

Special Risks of Investing in Latin American Securities

Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries.  The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions.  There is no assurance that economic initiatives will be successful.  Recovery may also be influenced by international economic conditions, particularly those in the U.S., and by world prices for oil and other commodities.

Special Risks of Investing in Eastern European Securities

Specific risks vary greatly between the various Eastern European markets, but they include corporate governance, fiscal stability, banking regulations, European Union accession and continued membership, global commodity prices, political stability and market liquidity.

In addition, the social, political, legal, and operational risks of investing in Russian issuers, and of having assets held in custody within Russia, may be particularly pronounced relative to investments in more developed countries.  Russia’s system of share registration and custody creates certain risks of loss (including the risk of total loss) that are not normally associated with investments in other securities markets.  A risk of particular note with respect to direct investment in Russian securities results from the way in which ownership of shares of companies is normally recorded. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company’s share register and normally evidenced by “share extracts” from the register or, in certain circumstances, by formal share certificates. However, there is no central registration system for shareholders and these services are carried out by the companies themselves or by registrars located throughout Russia. The share registrars are controlled by the issuer of the security,

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and investors are provided with few legal rights against such registrars. These registrars are not necessarily subject to effective state supervision, nor are they licensed with any governmental entity. It is possible for the Fund to lose its registration through fraud, negligence, or even mere oversight. Where necessary, the Fund will endeavor to ensure that its interests are appropriately recorded, which may involve a custodian or other agent inspecting the share register and obtaining extracts of share registers through regular confirmations. However, these share extracts have no legal enforceability and it is possible that a subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of a loss of share registration. Further, significant delays or problems may occur in registering the transfer of securities, which could cause the Fund to incur losses due to a counterparty’s failure to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

Special Risks of Investing in South African Securities

Specific risks include the transfer of assets to Black Economic Empowerment groups, tax increases, corporate governance, banking regulations, commodity prices, political changes and asset appropriation.

Special Risks of Investing in Middle Eastern Securities

Specific risks include political uncertainty and instability, widespread unemployment and social unrest.  In addition, many economies in the Middle East are highly reliant on income from sales of oil or trade with countries involved in the sale of oil, and their economies are therefore vulnerable to changes in the market for oil and foreign currency values.

2.4                  Legal and Regulatory Risk

Legal, tax, and regulatory changes could occur that may adversely affect the Fund. New (or revised) laws or regulations or interpretations of existing law may be issued by the U.S. Internal Revenue Service (the “IRS”) or U.S. Treasury Department, the U.S. Commodities Futures Trading Commission (the “CFTC”), the U.S. Securities and Exchange Commission (the “SEC”), the U.S. Federal Reserve or other banking regulators, or other governmental regulatory authorities, or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the U.S. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. In addition, the securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators, and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

Recent regulations require any creditor that makes a loan and any securitizer of a loan to retain at least 5% of the credit risk on any loan that is transferred, sold or conveyed by such creditor or securitizer. It is currently unclear how these requirements would apply to loan participations, syndicated loans, and loan assignments. The effect of any future regulatory change on the Fund could be substantial and adverse.

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2.5                  Share Ownership Concentration Risk

To the extent that a significant portion of the Fund’s shares are held by a limited number of shareholders or their affiliates, there is a risk that the subscription and redemption activities of these shareholders with regard to Fund shares could disrupt the Fund’s investment strategies, which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).  In addition, institutional separate accounts managed by the Manager may invest in the Fund and, therefore, the Manager at times may have discretionary authority over redemption decisions by a significant portion of the investor base holding shares of the Fund.  In such instances, the Manager’s decision to make changes to or rebalance its client’s allocations in the separate accounts may impact the Fund’s performance.

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3 -                      Management of the Trust

3.1                  The Board of Trustees

The Board is responsible for the overall management and supervision of the Trust’s affairs and for protecting the interests of shareholders.  The Board meets periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with certain service providers, monitor compliance with regulatory requirements, and review performance.  The Board consists of five Trustees who have varied backgrounds, experience and skills.  Four of the Trustees are not “interested persons” (as that term is defined in the 1940 Act) of the Trust (“Disinterested Trustees”).  The fifth Trustee, who serves as Chairman of the Board, is an “interested person” of the Trust by reason of his affiliation with the Manager and his role as an officer of the Trust.  The Trust does not have a lead independent Trustee.  Additional information about the backgrounds and qualifications of the Trustees is provided below.

The Board has four standing committees: the Audit Oversight Committee, the Nominating and Governance Committee, the Performance Committee, and the Valuation Committee. All Trustees currently serve on the Performance Committee and the Valuation Committee.  The Audit Oversight Committee and the Nominating and Governance Committee each consists exclusively of Disinterested Trustees.  The committees are integral to the Fund’s overall governance and risk management structure.  Each Disinterested Trustee serves on all four committees, which the Board believes allows each Disinterested Trustee to develop a broad understanding of all matters affecting the Trust for which the Board and committees are responsible.

The Audit Oversight Committee has oversight over the Trust’s accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust’s financial statements.  The Audit Oversight Committee also acts as liaison between the Trust’s independent registered public accounting firm and the Board.  Mr. Rigsby serves as Chairman of the Audit Oversight Committee.  The Audit Oversight Committee held one meeting during the last fiscal year.

The Nominating and Governance Committee operates pursuant to a written charter, which was most recently amended on September 23, 2015. The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending candidates to serve as Disinterested Trustees, reviewing the composition of the Board, and reviewing and recommending Disinterested Trustee compensation.  The Nominating and Governance Committee considers and evaluates nominee candidates properly submitted by shareholders on the same basis as it considers and evaluates candidates recommended by other sources. To submit properly a nominee recommendation for the Committee’s consideration, a shareholder must submit such recommendation in writing to the Trust, to the attention of the Trust’s Secretary, at the address of the principal executive offices of the Trust (Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, United Kingdom EH1 3AN).  The recommendation must include: (i) biographical information regarding the candidate, the number of shares of the Fund owned of record and beneficially by the candidate (as reported to the recommending shareholder by the candidate), any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Trust, and, if not an “interested person,” information regarding the candidate that will be sufficient for the Trust to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder’s name as it appears

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on the Trust’s books; (iv) the number of all shares of the Fund owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Nominating and Governance Committee may require the candidate to furnish such other information as it may deem necessary or appropriate to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Nominating and Governance Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that it will determine to nominate any person, even if properly recommended and considered in accordance with this paragraph.  Mr. Browning serves as Chairman of the Nominating and Governance Committee.  The Nominating and Governance Committee met four times during the last fiscal year.

The Performance Committee was constituted in order to enhance the communication between the Manager and the Disinterested Trustees regarding Fund performance.  The Performance Committee meets regularly after each calendar quarter-end to review and discuss Fund performance matters relating to the most recent quarter and for such other purposes as the Performance Committee may determine.  The Performance Committee met four times during the last fiscal year.

The Valuation Committee oversees the determination of the fair value of securities and assets for which market quotations are not “readily available” in accordance with the 1940 Act.  The Board delegates primary responsibility for determining or causing to be determined the value of the Fund’s investments to the Trust’s administrator, BNYM, pursuant to pricing policies and procedures (“Pricing and Valuation Procedures”) adopted by the Board.  The Pricing and Valuation Procedures include methodologies to be followed by a committee established by the Manager (the “FVP Committee”) in determining the fair values of portfolio securities and other assets held by the Fund for which market quotations are not readily available, and the Valuation Committee reviews these fair values.  The Valuation Committee periodically reviews information from BNYM, the Manager and the FVP Committee regarding valuation (including fair value determinations made pursuant to the Pricing and Valuation Procedures). The Valuation Committee also has the opportunity to meet, at least annually, with the members of the FVP Committee, and members of the FVP Committee are available to advise the Valuation Committee or the Board in connection with reviews of FVP Committee fair value determinations.  Generally, the FVP Committee or its representatives may, in their discretion, consult with the Valuation Committee.  If the FVP Committee makes a fair value decision relating to one or more securities or other instruments held by the Fund that would impact the NAV of the Fund above a threshold established by the Pricing and Valuation Procedures, the Valuation Committee must be consulted and shall meet as soon as practicable to review such fair value determination.  The Valuation Committee was formally constituted in 2014 and did not meet during the last fiscal year.

The Manager serves as the investment adviser of the Fund pursuant to an investment advisory agreement between the Manager and the Trust.  The Manager, subject to the oversight of the Board, is responsible for managing the assets of the Fund in accordance with the Fund’s investment objectives and policies, and also is responsible for management of the risks that arise from the Fund’s investments and operations.  The Board oversees the Manager and decides upon matters of general policy.  The Board’s role is one of oversight, not active investment management.  This oversight extends to the Fund’s risk management processes. In the course of providing oversight, the Board receives a broad range of reports on the Fund’s activities, including regarding each Fund’s investment portfolio, the compliance of the Fund with applicable laws, and the Fund’s financial accounting and reporting.  The Board meets periodically with officers of the Trust and the Manager.  The Board also meets periodically with the

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Fund’s chief compliance officer to receive reports regarding the compliance of the Fund and the Manager with the federal securities laws and their internal compliance policies and procedures. The Board also receives a report from, and meets quarterly with, the Trust’s chief risk officer.  In addition, the Board and the Performance Committee meet periodically with representatives of the Manager to receive reports regarding the management of the Fund, including their investment risks.

The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to oversee the Fund, after taking into account the characteristics of the Fund, its investment strategies and policies and the institutional nature of the investor base to which the Fund’s shares are offered.

The following table sets forth the Trustees and officers of the Trust, their principal occupations during the past five years, and certain other information.  Each Trustee oversees, and each officer serves, eleven funds (one of which is offered in the Prospectus and this SAI) in the Baillie Gifford Funds complex, three of which have not commenced operations as of December 31, 2015.

Name and Year of Birth (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation and Other Directorships Held During Past 5 Years (3)
Disinterested Trustees
George W. Browning 1941	Trustee	Since 2007	Retired. Formerly: Managing Director, Client Service, Babson Capital Management, LLC (investment adviser).
Howard W. Chin 1952	Trustee	Since 2015	Retired. Formerly: Managing Director, Investments, Guardian Life Insurance (financial services).
Bruce C. Long 1945	Trustee	Since 2009	Global Financial Consultant. Formerly: CEO, K-Stream LLC (financial services); Consultant, DALBAR, Inc. (financial measurements); Consultant, Carpenter Group (financial services).
Robert E. Rigsby 1949	Trustee	Since 2014	Retired. Formerly: President & COO, Delivery Business at Dominion Resources, Inc. (electric and gas utility).
Interested Trustee
David Salter 1975	Trustee, Chairman of the Board, and President	Since 2016	Partner, Baillie Gifford & Co. (investment adviser); CEO & Chairman, Baillie Gifford Funds Services LLC (broker-dealer); Formerly, Vice President of the Trust (2014 to 2016).

(1)  The address of each Trustee and officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2)  There is no stated term of office for the Trustees and a Trustee may serve until such Trustee reaches the age of 75 years.  Thereafter, such Trustee offers to tender his or her resignation from the Board, and the Nominating and Governance Committee, at its discretion, makes a recommendation to the Board whether to accept or reject such resignation annually.  The Chairman of the Board and the officers of the Trust, including the President of the Trust, are elected annually by the Board of Trustees.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

Name and Year of Birth (1)	Position(s) Held with Trust	Length of Time Served (2)	Principal Occupation During Past 5 Years (3)
Officers (other than officers who are also Trustees)

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Andrew Telfer 1967	Vice President	Since 2008	Managing Partner, Baillie Gifford & Co. (investment adviser); Director, Baillie Gifford Overseas Limited (investment adviser).
Michael Stirling-Aird 1977	Vice President	Since 2012	Client Service Director, Baillie Gifford Overseas Limited (investment adviser).
Julie Paul 1975	Vice President	Since 2012	Assistant Manager, Overseas Institutional Clients Accounting Department, Baillie Gifford & Co. (investment adviser).
Tim Campbell 1975	Vice President	Since 2014	Partner, Baillie Gifford & Co. (investment adviser); Manager, Baillie Gifford International LLC with oversight of marketing performed in North America.
Lindsay Cockburn 1978	Treasurer	Since 2015	Manager, Institutional Clients Accounting Department, Baillie Gifford & Co. (investment adviser).
Graham Laybourn 1966	Chief Compliance Officer	Since 2005	Partner, Baillie Gifford & Co. (investment adviser); Group Compliance Officer, Director of Regulatory Risk and Legal, Baillie Gifford Group (investment adviser).
Evan Delaney 1969	Chief Risk Officer	Since 2013	Group Chief Risk Officer, Director of Business Risk and Internal Audit, Baillie Gifford Group (investment adviser).
Gareth Griffiths 1973	Secretary	Since 2015	Senior Counsel, Baillie Gifford & Co. (investment adviser). Formerly, Vice President and Assistant Secretary of the Trust (2015).

(1)  The address of each officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN.

(2)  The officers of the Trust are elected annually by the Board of Trustees.

(3)  Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

The following provides an overview of the considerations that led the Board to conclude that each individual currently serving as a Trustee should serve as a Trustee.  Generally, no one factor was decisive in the nomination or appointment of an individual to the Board.  Among the factors the Board considered when concluding that an individual should serve as a Trustee were the following:  (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other Trustees; (iii) the individual’s prior experience, if any, in the investment management industry; (iv) the individual’s prior experience, if any, serving on the boards of public companies (including, when relevant, other investment companies) and/or other complex enterprises and organizations; and (v) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

Each current Trustee’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Trustee.  Below is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that such Trustee should serve as a Trustee:

—         George W. Browning

George W. Browning has over 35 years of professional experience in the investment management and financial services industries. Most recently, as Managing Director of Babson Capital Management, LLC until 2006, Mr. Browning was responsible for the relationship management of many of the firm’s institutional clients, the duties of which included reporting on portfolio management, strategy, performance and governance.

—         Howard W. Chin

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Howard W. Chin has over 27 years of professional experience in the asset management industry. Most recently, as Managing Director of Fixed Income Securities at Guardian Life Insurance Company of America until 2013, Mr. Chin was responsible for managing multi-billion dollar structured products portfolios for Guardian’s mutual funds, and general account. In addition, Mr. Chin was a member of the Investment Committee that determined Guardian’s asset allocation among the various fixed income sectors.

—         Bruce C. Long

Bruce C. Long has over 46 years of professional experience in the securities, insurance, banking, trust company, and investment management industries.  Currently, Mr. Long is a consultant for international clients in the financial services industry with global distribution.  Until 2008, Mr. Long was Executive Vice President of Guardian Life Insurance Company of America and President of The Guardian Insurance & Annuity Company, Inc., overseeing all registered products manufacturing and distribution.

—         Robert E. Rigsby

Robert E. Rigsby has over 30 years of broad professional experience in the utility industry.  At the time of his retirement in 2002, he was President and COO of the Delivery Business at Dominion Resources, Inc.  He previously held positions of Executive Vice President, Senior Vice President Finance & Controller, Vice President Human Resources, and Vice President Information Systems.  Since his retirement, Mr. Rigsby has held leadership positions on the governing boards of two universities and several foundations.

—         David Salter

David Salter has 18 years of professional experience in the investment management and financial services industries.  As CEO and Chairman of Baillie Gifford Funds Services LLC (the “Distributor”) and a Partner of the Manager’s parent company, Baillie Gifford & Co., Mr. Salter is also involved in the oversight of products offered by the Distributor and oversight of the operations of the Manager.

As of December 31, 2015, none of the Trustees were beneficial owners of any equity securities in (i) the Trust or (ii) any other registered investment companies overseen by the Trustees within the same family of investment companies as the Trust.  As of December 31, 2015, no Disinterested Trustee or immediate family member of a Disinterested Trustee was a beneficial owner of any equity securities in (i) an investment adviser or principal underwriter of the Fund; or (ii) any person directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.

The following table sets forth a summary of the compensation received by each of the Trustees for services rendered as a Trustee and, if applicable, committee chair, for the fiscal year ended December 31, 2015.  Each Disinterested Trustee received a retainer fee of $70,000.  The chairmen of the Audit Oversight Committee and the Nominating and Governance Committee received additional compensation of $6,500 and $3,500, respectively.  The Trust pays no compensation to its officers or to the Trustees who are interested persons of the Trust.

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Name & Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as part of Fund’s Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust and Fund Complex Paid to Trustees[1]
George W. Browning, Trustee and Chairman of the Nominating and Governance Committee	$ 3,913.53	--	--	$ 73,500
Howard W. Chin Trustee	$ 3,727.18			$ 70,000
Bruce C. Long, Trustee	$ 3,727.18	--	--	$ 70,000
Robert E. Rigsby, Trustee and Chairman of the Audit Oversight Committee[2]	$ 4,073.27	--	--	$ 76,500
John G. Barrie Jr. Trustee[3]	$ 3,727.18	--	--	$ 70,000
Peter Hadden[4]	--	--	--	--
David Salter, Trustee, Chairman of the Board, and President [5]	--	--	--	--

(1)  All Trustees receive reimbursements for reasonable expenses related to their attendance at meetings of the Board or committees, which are not included in the amounts shown.  The amounts shown indicate the aggregate compensation paid to the Trustees for their service on the board of the Trust and its eleven series.

(2)  Mr. Rigsby became the Chairman of the Audit Oversight Committee effective January 1, 2015.

(3)  Mr. Barrie served as a Trustee and received compensation during the fiscal year ended December 31, 2015. He retired as a Trustee effective March 31, 2015.

(4)  Mr. Hadden served as Trustee until March 17, 2016.

(5)  Mr. Salter became a Trustee effective January 1, 2016.

The Trust, the Manager and the Distributor have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act.  This code of ethics permits personnel to invest in securities, including securities that may be purchased or held by the Fund, subject to restrictions.

3.2                  Control Persons and Principal Holders of Securities

As of March 31, 2016, the name, address and percentage of ownership of each person who may be deemed to be a “principal holder” because it owns of record or is known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares is shown below. The Trust believes that no other person or group owns of record or beneficially 5% or more of the shares of any class of the Fund.

Investor	Investor Address	Percentage Ownership of Class
ThedaCare Inc – Class 1	122 E. College Avenue, Appleton, WI 54912, USA	100.00%
Methodist Le Bonheur Healthcare Pension – Class 2	1211 Union Avenue Suite 600, Memphis, 38104, TN, USA	18.21%
St. George Corporation – Class 2	12251 South 80th Avenue, Palos Heights, IL, 60463 USA	18.19%
Methodist Le Bonheur Healthcare Operating – Class 2	1211 Union Avenue Suite 600, Memphis, 38104, TN, USA	12.64%
Daughters of Charity Health System – Class 2	26,000 Altamont Road, Los Altos, California, 94022, USA	12.83%
Howard University Endowment – Class 2	Howard University, Service Center – Suite 402, 2244 10th Street, NW, Washington DC, 20059, WA, USA	12.72%
The Community Investment Group –	Minnesota Philanthropy Partners, 101 Fifth Street	10.95%

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Class 2	East, Suite 2400, Saint Paul, MN, 55101-1800, USA
The Saint Paul Foundation US Bank – Class 2	Mail Station EP-MN-S14, 101 Fifth Street East, 14th Floor, Saint Paul, MN, 55101-1800, USA	6.76%
Howard University Retirement Trust – Class 2	Howard University, Service Center – Suite 402, 2244 10th Street, NW, Washington DC, 20059, WA, USA	6.84%
Municipal Fire and Police retirement System of Iowa – Class 3	7155 Lake Drive Suite 201, West Des Moines, IA, 50266, USA	100.00%

As of March 31, 2016, the name, address and percentage of ownership of each person who may be deemed to be a “control person” (as that term is defined in the 1940 Act) of the Fund because it owns greater than 25% of the outstanding shares, either beneficially or by virtue of its fiduciary or trust roles or otherwise, is shown below.  A controlling person’s vote could have a more significant effect on matters presented to shareholders of the Fund for approval than the vote of other shareholders of the Fund.

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Municipal Fire and Police Retirement System of Iowa	7155 Lake Drive Suite 201, West Des Moines, IA, 50266, USA	31.58%

As of March 31, 2016, none of the officers or Trustees of the Trust were beneficial owners of any equity securities in the Trust.

3.3                  Proxy Voting

The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund.  The Manager has adopted Global Corporate Governance Principles and Guidelines (the “Guidelines”) that it uses on the Trust’s behalf to vote proxies related to securities held by the Fund.

The Guidelines include principles (the “Principles”) that articulate corporate governance standards relating to the basic rights and equitable treatment of shareholders, the role of stakeholders (as established by law), disclosure and transparency on material matters, and the responsibilities and accountability of the board of directors.  The Principles are based upon the principles developed by the Organization for Economic Co-operation and Development, which the Manager believes are appropriate for most markets.  The Manager recognizes, however, that given the differences in national corporate and market regulation, one set of standards is unlikely to be appropriate for all of the markets in which the Fund invests.  Therefore, the Guidelines include as appendices detailed corporate governance standards for the U.K. and Japan and may include overseas corporate governance codes, where these are available and appropriate.  In order to provide an indication of how the Principles should be interpreted in practice, the Guidelines include some “best practice” guidelines as to voting on specific issues.

The Manager also recognizes that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly.  Rather, it applies them with care, giving due consideration to the specific circumstances of individual companies.  In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long term financial interests of its clients, including the Fund.

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Statement of Additional Information

The Corporate Governance Team of the Manager and its affiliates (collectively, the “Baillie Gifford Group”) develops and administers the Guidelines.  The Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies.  The Head of Corporate Governance jointly reports to an investment partner and to the senior investment committee, the Investment Management Group.  In evaluating each proxy, the Corporate Governance Team follows the Guidelines.  It also considers third party analysis, the Baillie Gifford Group’s own research and discussions with company management.  If a proxy involves a non-routine matter, the Corporate Governance Team will consult with the appropriate investment team regarding the proposed vote.

The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship.  The Corporate Governance Manager is responsible for monitoring possible material conflicts of interest with respect to proxy voting.  Application of the Guidelines to vote proxies will in most instances adequately address any possible conflicts of interest.  However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines.  For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management’s recommendation, the Management Committee, which comprises five senior Baillie Gifford Group partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

The Manager endeavors to vote the Fund’s shares in all markets.  However, it is difficult to vote in some overseas markets because of costly trading restrictions.  For example, in the French and Italian markets, shares are “blocked”, which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting.  The Manager will therefore only vote in these markets where it views the benefits of voting clients’ shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge upon request by calling Julie Paul at Baillie Gifford Overseas Limited at 011-44-131-275-2363 or by accessing the Fund’s Form N-PX on the SEC’s website at http://www.sec.gov.  Shareholders may submit to the Trust claims for reimbursement of telephone charges incurred in placing such calls.

4 -                      Investment Advisory and Other Services

4.1                  Advisory Agreement

The Manager serves as the investment adviser of the Fund under an amended and restated investment advisory agreement dated January 1, 2015. The Manager is a wholly-owned subsidiary of Baillie Gifford & Co, which is generally engaged in the business of investment management.  Both the Manager and Baillie Gifford & Co. are authorized and regulated in the U.K. by the Financial Conduct Authority.

Under the investment advisory agreement, the Manager manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to oversight by the Board of Trustees of the Trust as described above. The Manager also serves as the investment manager to the series of the Trust not offered in the Prospectus or included in this SAI.  The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the

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Fund and certain administrative services.  For these services, the investment advisory agreement provides that the Fund shall pay the Manager an investment advisory fee quarterly as stated in the Prospectus.

The advisory fees are calculated based on a fixed percentage of the Fund’s average daily net assets. The Fund paid investment advisory fees of $1,252,986 for the fiscal year ended 2015, $931,433 for the fiscal year ended 2014 and $339,526 for the fiscal year ended 2013. The Fund paid shareholder service fees of $544,244 for the fiscal year ended 2015, $950,351 for the fiscal year ended 2014 and $330,809 for the fiscal year ended 2013.

The investment advisory agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.  The investment advisory agreement may be amended in a manner consistent with the 1940 Act, including the interpretation thereof that amendments that do not increase the compensation of the Manager or otherwise fundamentally alter the relationship of the Trust with the Manager do not require shareholder approval if approved by the requisite majority of the Trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any such party.

The investment advisory agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days’ written notice, or by the Manager upon sixty days’ written notice, and the agreement terminates automatically in the event of its assignment.

The investment advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The Manager acts as investment adviser to numerous other corporate and fiduciary clients.

Certain officers and the interested Trustee of the Trust also serve as officers, directors and Trustees of other investment companies and clients advised by the Manager.  The other investment companies and clients sometimes invest in securities in which the Fund also invests.  If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each.  It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells.  In other cases, however, it is believed that these practices may benefit the Fund.  It is the opinion of the Board of Trustees that the desirability of retaining the Manager as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

4.2                  Portfolio Managers

The Manager manages a broad range of equity and fixed income funds and mandates and operates an active, fundamental approach to stock selection.  Investment decisions made by the Manager for the Fund are made by teams organized for that purpose.

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4.3                  Other Accounts Managed by Portfolio Managers

The following table shows information regarding other accounts managed by the Fund’s lead managers.  The information is provided as of December 31, 2015.

Gerard Callahan	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	5	1,416	0	0
Other Pooled Investment Vehicles	3	515	0	0
Other Accounts	35	8,767	1	265

Ownership of Securities - As of December 31, 2015, Mr. Callahan did not beneficially own any shares of the Fund.

Iain Campbell	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	5	1,416	0	0
Other Pooled Investment Vehicles	2	163	0	0
Other Accounts	34	8,540	1	265

Ownership of Securities - As of December 31, 2015, Mr. Campbell did not beneficially own any shares of the Fund.

Joe Faraday	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	5	1,416	0	0
Other Pooled Investment Vehicles	1	61	0	0
Other Accounts	31	8,448	1	265

Ownership of Securities - As of December 31, 2015, Mr. Faraday did not beneficially own any shares of the Fund.

Sophie Earnshaw	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	5	1,416	0	0
Other Pooled Investment Vehicles	2	72	0	0
Other Accounts	31	8,448	1	265

Ownership of Securities - As of December 31, 2015, Ms. Earnshaw did not beneficially own any shares of the Fund.

Moritz Sitte	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)

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Registered Investment Companies	5	1,416	0	0
Other Pooled Investment Vehicles	3	357	0	0
Other Accounts	31	8,448	1	265

Ownership of Securities - As of December 31, 2015, Mr. Sitte did not beneficially own any shares of the Fund.

Tom Walsh	Number of Accounts	Total Assets in Accounts (US$m)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$m)
Registered Investment Companies	5	1,416	0	0
Other Pooled Investment Vehicles	3	357	0	0
Other Accounts	31	8,448	1	265

Ownership of Securities - As of December 31, 2015, Mr. Walsh did not beneficially own any shares of the Fund.

4.4                  Material Conflicts of Interest

The Manager’s individual portfolio managers may manage multiple accounts for multiple clients.  In addition to mutual funds, these other accounts may include separate accounts, collective investment schemes, or offshore funds.  The Manager manages potential conflicts between the Fund and other types of accounts through allocation policies and procedures, and internal review processes.  The Manager has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another.  Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

4.5                  Compensation

Compensation arrangements within the Manager vary depending upon whether the individual is an employee or partner of Baillie Gifford & Co.

For employees, a portfolio manager’s compensation generally consists of base salary, a company-wide all staff bonus and a performance related bonus, a proportion of which is mandatorily deferred.  In addition, portfolio managers are eligible for the standard retirement benefits and health and welfare benefits available to all Baillie Gifford employees.

A portfolio manager’s base salary is determined by the manager’s experience and performance in the role, taking into account the ongoing compensation benchmark analyses, and is generally a fixed amount that may change as a result of an annual review, upon assumption of new duties, or when a market adjustment of the position occurs.

A portfolio manager’s performance related bonus is determined by team and individual performance.  Team performance will generally be measured on investment performance over a three or five year basis and is based on performance targets that are set and reviewed annually by the Chief of Investment Staff.  Individual performance will be determined by the individual’s line manager at the annual appraisal at which staff are assessed against key competencies and pre-agreed objectives. The bonus is paid on an annual basis.

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With effect from the 2015 bonus year (for bonuses paid in 2016) all Bonus Scheme members defer between 20% and 40% of their performance related bonus. Awards deferred will be held for a period of three years and will be invested in a range of funds managed by Baillie Gifford.

Richard Sneller, James Anderson, Gerald Smith, Charles Plowden, Jonathan Bates, Angus Franklin, Nicholas Thomas, Kavé Sigaroudinia, Sarah Whitley, William Sutcliffe, Malcolm MacColl, Spencer Adair, Gerard Callahan, Mark Urquhart, Tom Slater and Tom Coutts are partners of Baillie Gifford & Co. Their remuneration comprises a base salary and a share of the partnership profits.  The profit share is calculated as a percentage of total partnership profits based on seniority and role within Baillie Gifford & Co.  The basis for the profit share is detailed in the Baillie Gifford & Co. Partnership Agreement.  The main staff benefits such as pension schemes are not available to partners and therefore partners provide for benefits from their own personal funds. Partners in their first few years receive salaries and a bonus.  The bonuses are calculated in the same way as those for staff but exclude the deferred element. A proportion of the bonus paid will be retained to be used to buy capital shares in the partnership.

4.6                  Administrator

The Bank of New York Mellon, 225 Liberty Street, New York, NY 10286, serves as the Fund’s administrator pursuant to an Administrative Services Agreement.  The Fund pays BNYM as administrator an annual fee at the rate of 0.06% of the first $350 million of the Fund’s average net assets and 0.045% of any average assets above $350 million.

The Fund paid BNYM administrative fees of $215,316 for the fiscal year ended 2015, $243,473 for the fiscal year ended 2014, $98,289 for the fiscal year ended 2013, and $8,000 for the fiscal period from September 24, 2012 (when it commenced operations) to December 31, 2012.

4.7                  Custodial Arrangements

BNYM is also the Trust’s custodian.  As such, BNYM or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund.  Upon instruction, BNYM or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

4.8                  Transfer Agency Arrangements

Since January 17, 2015, BNY Mellon Investment Servicing (U.S.) Inc., serves as the Trust’s transfer agent, registrar and dividend disbursing agent.

4.9                  Independent Registered Public Accounting Firm

BBD, LLP has been appointed to serve as independent registered public accounting firm to the Trust and will conduct an annual audit of the financial statements of the Fund and provide other audit related and tax services.

4.10          Underwriter

Baillie Gifford Funds Services LLC (“BGFS”), a wholly-owned subsidiary of the Manager, serves as the sole distributor and principal underwriter of the shares of the Fund. Under the distribution agreement with the Trust, BGFS will offer and sell shares to investors as agent of the Fund either directly or through brokers, dealers and other financial institutions which enter into selling agreements with BGFS.

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The distribution agreement provides that BGFS will use all reasonable best efforts in connection with the distribution of shares of the Fund. The Fund’s shares will be offered on a continuous basis.

4.11          Legal Counsel

Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199, is the Trust’s legal counsel.

5 -                      Distribution and Service Plans

The Trust, on behalf of the Fund, has entered into a Shareholder Servicing Agreement (the “Shareholder Servicing Agreement”) with the Manager, under which the Manager has agreed to act as shareholder servicer for the Fund. The Trust has also adopted a Shareholder Service Plan pursuant to Rule 12b-1 of the 1940 Act (the “Shareholder Service Plan”). The Shareholder Service Fees collected by the Manager (as described in the Prospectus under “Share Classes”) are for services that are not intended to result in the sale of Fund shares.  Currently, no distribution fees under Rule 12b-1 are payable under the Shareholder Servicing Agreement or the Shareholder Service Plan.  If the Board of Trustees authorizes distribution payments under Rule 12b-1 in the future for any class of Shares, the Manager or another service provider might collect distribution fees under Rule 12b-1, but only after appropriate authorization by the Trustees and after the Trust’s Prospectus has been updated to reflect such additional fees.

6 -                      Portfolio Transactions and Brokerage

When placing orders in any asset class The Manager will endeavor to produce best execution, focusing on all aspects of trading costs, to obtain the best result for its clients.

Transactions in unlisted securities are carried out directly with company management when they are issuing primary equity. On occasion investment banks can be engaged as advisors in the trade but the monies are generally paid direct to the company. Such transactions do not fall within the remit of the trading desk.

The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best execution for the transaction.  This does not necessarily mean that the lowest available brokerage commission will be paid.  However, the commissions are believed to be competitive with generally prevailing rates.  The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data.  In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

The Fund regularly engages in foreign currency transactions, and the Manager will execute such trading with either the fund’s appointed custodian bank or an approved third party counterparty. While the Manager will retain responsibility for much of the foreign currency trading, there are certain types of transactions where, due to local market regulations, responsibility has to pass to the client’s custodian

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for execution under standing instruction. Also, income received into the portfolios will automatically be swept into USD by means of standing instruction f/x carried out by the custodian.

Broker selection for trading is determined entirely by the requirement to achieve best execution for our clients. From January 1, 2016, the Manager moved to execution only commission rates for trading and moved away from a ‘bundled’ format.  The Manager now assumes full responsibility for payment for non execution services from brokers, such as reports on economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with analysts and specialists. The receipt of such services does not factor in the selection of brokers.

During the fiscal year ended December 31, 2015, the Fund did not direct brokerage transactions.

The aggregate amount of brokerage commissions paid by the Fund on portfolio transactions was $75,893 for the fiscal year ended 2015, $91,080 for the fiscal year ended 2014 and $64,229 for the fiscal year ended 2013.

The Fund did not pay brokerage commissions to affiliated broker/dealers for the fiscal years ended December 31, 2013, 2014 or 2015.

7 -                      Description of the Trust

The Trust, registered with the SEC as an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) dated December 31, 2014, as amended from time to time.  In addition to the Fund, the Trust consists of ten other series which are offered in a separate Prospectus and SAI:  The Emerging Markets Fund, The International Equity Fund, The International Choice Fund, The EAFE Fund, The EAFE Choice Fund, The EAFE Pure Fund, The Emerging Markets Bond Fund, The Global Alpha Equity Fund, The Long Term Global Growth Equity Fund, The North American Equity Fund and The Asia Ex Japan Fund (each, a “Series”).  Each Series (except The Long Term Global Growth Equity Fund) is diversified.  The Long Term Global Growth Equity Fund is non-diversified.  Each Series issues shares of beneficial interest in the following classes: Class 1, Class 2, Class 3, Class 4, and Class 5.

The primary distinctions between the classes of shares offered by each of the Series are addressed in the Prospectus under “Share Classes.”

The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of each Series.  Each share of a Series represents an equal proportionate interest in such Series with each other share of a Series and is entitled to a proportionate interest in the dividends and distributions from the Series.  The shares of the Series do not have any preemptive rights.  Upon termination of a Series, whether pursuant to liquidation of the Trust or otherwise, shareholders of such Series are entitled to share pro rata in the net assets of the Series available for distribution to shareholders.  The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses.

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The assets received by a Series for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, the Series.  The underlying assets are segregated and are charged with the expenses with respect to the Fund and with a share of the general expenses of the Trust.  Any general expenses of the Trust that are not readily identifiable as belonging to a Series are allocated by or under the direction of the Board in such manner as the Board determines to be fair and equitable.  While the expenses of the Trust are allocated to the separate books of account of a Series, certain expenses may be legally chargeable against the assets of all Series.

The Declaration of Trust also permits the Board, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Board may designate.  This power is intended to allow it to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution.  The Board may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust (i.e., a new fund) or merge two or more existing portfolios.  Shareholders’ investments in such an additional or merged portfolio may be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust or a Series, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust or a Series, respectively.  The Declaration of Trust further provides that the Board may also terminate the Trust or a Series upon written notice to the shareholders.

Voting Rights

As summarized in the Prospectus, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question.  Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.  Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class.  On matters affecting an individual series, only shareholders of that series are entitled to vote.  Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of Trustees and the selection of the Trust’s independent registered public accounting firm, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

There will normally be no meetings of shareholders for the purpose of electing Trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and

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(ii) if, as a result of a vacancy on the board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.  In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares of the Trust stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees.  Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except (i) to change the Trust’s name to respond to or ensure compliance with applicable legislation or regulation or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Trustees may designate.

Shareholder and Trustee Liability

Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders.  However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees.  The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law.  However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  The Declaration of Trust and By-Laws of the Trust provide for indemnification by the Trust of the Trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust.  No officer or Trustee may be indemnified against any liability to the Trust or the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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8 -                      How to Buy Shares

The procedures for purchasing shares of the Fund are summarized in the Prospectus under “Purchase of Shares.”

9 -                      Net Asset Value and Offering Price

As described in the Prospectus under the heading “Determination of Net Asset Value,” the purchase price of each class of the Fund’s shares is based on that class’s net asset value. The net asset value of a share of each class of the Fund will normally be determined as of 4:00 p.m. (Eastern Time) on any day on which the New York Stock Exchange is open for regular trading.  The Trust expects that the holidays upon which the New York Stock Exchange will be closed are as follows: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.  The net asset value per share of the Fund is determined by dividing the total market value of the Fund’s portfolio investments and other assets allocated to each share class, less any liabilities, by the total outstanding shares of such share class of the Fund.

The Board of Trustees has adopted Pricing and Valuation Procedures for valuing portfolio securities and other financial instruments in circumstances where market quotes are not available, and has delegated the responsibility for applying the valuation methods discussed in the Pricing and Valuation Procedures to BNYM and the FVP Committee.  The Trust’s Valuation Committee was established by the Board of Trustees to oversee the FVP Committee’s determinations on behalf of the Board, as instructed.  The FVP Committee, subject to the review of the Valuation Committee in certain circumstances, monitors the continued appropriateness of methods applied and determines if adjustments should, in certain circumstances, be made in light of market changes, events affecting the issuer, or other factors.  Any change to a pricing methodology established by the FVP Committee must be presented for ratification by the Board at the next scheduled Board meeting at which valuation matters are ordinarily reviewed.  The FVP Committee also conducts a review of the Pricing and Valuation Procedures annually and reports to the Board of Trustees on the outcome of that review.  The Board reviews and approves the Pricing and Valuation Procedures annually, and these methods may be amended or supplemented from time to time.

The following summarizes the methods typically used by BNYM to determine values for the noted types of securities or instruments:

Equity securities listed on a securities exchange, market or automated quotation system (including equity securities traded over the counter) for which quotations are readily available are valued at the last quoted sale price on the primary exchange or market (foreign or domestic) on which they are most actively traded on the date of valuation (or at approximately 4:00 p.m. Eastern Time if a security’s primary exchange is normally open at that time), or, if there is no such reported sale on the date of valuation, the most recent quoted bid price.

Debt instruments are generally valued using quotes obtained from independent, third-party pricing agents.  Certain short-term debt obligations are valued at amortized cost.

Options are generally valued at the last quoted sale price.  If there is no reported sale on the date of valuation, positions are priced at the mean on the last day the option trades.

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Futures contracts are valued at the settlement price established each day by the board of the exchange on which they are traded.  On days when there is excessive volume, market volatility or the future does not end trading by the time the Fund calculates its net asset value, the settlement price may not be available at the time at which the Fund calculates its net asset value.  On such days the best available price (which is typically the last sales price) may be used to value the Fund’s futures position.  If the Fund uses the best available price when the settlement price is not available, it will not consider any difference between the eventual settlement price and the best available price used to be the basis for determining that an incorrect net asset value calculation has occurred.

Forward foreign currency exchange contracts are generally valued at the current day’s interpolated foreign exchange rate, as calculated using the current day’s spot rate at 4:00 p.m. Eastern Time, and the thirty, sixty, ninety and one-hundred and eight day forward rates provided by an independent, third-party source.

Swaps are generally priced based on valuations provided by an independent third-party pricing agent.

Redeemable securities issued by open-end investment companies are generally valued at the investment company’s applicable net asset value, with the exception of exchange-traded funds, which are generally priced as equity securities.

Securities and other assets generally valued on the basis of information from a third-party pricing service may also be valued by a bid price from at least one independent broker from a list provided by the Manager.

Foreign (non-U.S.) securities and instruments priced as described above are generally reported in local currency and converted to U.S. dollars using currency exchange rates obtained from recognized independent pricing services or BNYM at 4:00 p.m. Eastern Time on each day that the New York Stock Exchange is open for regular trading.

10 -          Redemptions

The procedures for redemption of the Fund’s shares are summarized in the Prospectus under “Redemption of Shares.”

11 -          Income Dividends, Capital Gain Distributions and Tax Status

As described in the Prospectus under “Distributions,” it is generally the policy of the Fund to pay out at least annually as dividends to its shareholders substantially all of its investment company taxable income, computed without regard to the dividends-paid deduction (which includes dividends and any interest it receives from investments and the excess of net short-term capital gain over net long-term capital loss, in each case determined with reference to any loss carryforwards), if any, and to distribute at least annually substantially all net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryfowards), if any.  The Fund’s policy is to declare and pay distributions of its net investment company taxable income and net

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capital gains at least annually although the Fund may do so more frequently as determined by the Trustees of the Trust to the extent permitted by applicable regulations.  Notwithstanding the foregoing, the Fund may determine to retain investment company taxable income, so computed, subject to the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”), or net capital gain and pay a Fund-level tax on any such retained amounts.

Distributions of income and capital gain are payable in full and fractional shares of the Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  The election may be made at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

As required by federal law, federal tax information will be furnished to each shareholder for each calendar year early in the succeeding year.

11.1              Scope of discussion

The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the U.S., or corporations, partnerships, or other entities created or organized under the laws of the U.S. or any political subdivision thereof, or estates or trusts that are subject to U.S. federal income taxation regardless of the source of their income and (b) hold, directly or indirectly, shares of the Fund as a capital asset (“U.S. shareholders”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in the Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisers with respect to the U.S. tax treatment of an investment in shares of the Fund.

The Fund has not sought an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective and actual shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

11.2          Taxation of the Fund

The Fund is treated as a separate entity for U.S. federal income tax purposes.  The Fund has elected to be treated as a regulated investment company eligible for taxation under the provisions of Subchapter M of the Code and intends to qualify each year as such.  In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

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(a)                               derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in “qualified publicly traded partnerships” (as defined below);

(b)                              diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets consists of cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c)                               distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, if any, for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company.  However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (i) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income.  In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2).  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, identification of the issuer (or, in some cases, issuers) of a particular Fund investment will depend on the terms and conditions of that investment.  In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.  Also, for purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

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If the Fund qualifies as a regulated investment company that is accorded special tax treatment, it will not be subject to U.S. federal income tax on income or gains paid to its shareholders in a timely manner in the form of dividends (including Capital Gain Dividends, as defined below).

If the Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets.  If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, it would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net capital gains, would be taxable to U.S. shareholders as dividend income.  Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares (as described below).  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As noted above, the Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain.  Notwithstanding the foregoing, the Fund may determine to retain investment company taxable income or net capital gain, and pay a Fund-level tax on any such retained amounts, subject to the distribution requirements applicable to regulated investment companies under the Code.  If the Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities.  For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.  The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend, its taxable income, and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, its net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31) as if incurred in the succeeding taxable year.

If the Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending

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October 31 of such year (or for the one-year period ending December 31 of such year if the Fund so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  For these purposes, a Fund’s ordinary gains and losses from the sale, exchange or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year, unless the Fund has made an election to use December 31, instead of October 31, for purposes of the excise tax.  Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year.  A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that the Fund will be able to do so.

In addition, if the Fund is a “personal holding company” (as defined in Section 542 of the Code) for U.S. federal income tax purposes, the Fund may have to adjust the timing of its distributions to its shareholders, or make additional distributions, in order to avoid a 15% Fund-level tax on its “undistributed personal holding company income” (as defined in Section 545 of the Code).  Generally, the Fund will be a personal holding company if, at any time during the last half of its taxable year, more than 50% of its shares are owned, directly or indirectly, by five or fewer individuals and/or certain pension trusts, private foundations, charitable trusts or trusts providing for the payment of supplemental unemployment benefits.  In the event that the Fund is a personal holding company, the Fund will seek to make distributions sufficient to avoid the Fund-level tax under the personal holding company rules, although there can be no assurance it will be able to do so.

11.3          Fund distributions

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders as ordinary income.  Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares.  Tax rules can alter the Fund’s holding period on investments and thereby affect the tax treatment of gain or loss on such investments.  Distributions of net capital gains from the sale of investments that the Fund owned (or is deemed to have owned) for more than one year and that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) are generally taxable to shareholders as long-term capital gains, taxed to individuals at reduced rates relative to ordinary income.  Distributions of gains from the sale of investments that a Fund owned (or is deemed to have owned) for one year or less are generally taxable to shareholders as ordinary income.  Distributions from capital gains are generally made after applying any available capital loss carryforwards.

Distributions are generally taxable to shareholders even if they are paid from income or gains earned by a Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for its shares).  Distributions are taxable whether shareholders receive them in cash or in additional shares.

Distributions of investment income reported by the Fund as derived from “qualified dividend income” are taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund level as described more fully below.

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In order for some portion of the dividends received by a Fund shareholder to be “qualified dividend income” that is eligible for taxation at long-term capital gain rates, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares.  In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established security market in the U.S.) or (b) treated as a passive foreign investment company.

If the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly reported Capital Gain Dividends) will be eligible to be treated as qualified dividend income.  For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the 70% dividends-received deduction generally available to corporations to the extent they are properly reported by the Fund as being attributable to the amount of eligible dividends received by the Fund from domestic corporations for the taxable year.  In general, a dividend received by the Fund will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.  Moreover, the dividends-received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock—generally, stock acquired with borrowed funds).  The Fund generally does not expect that a significant portion of its distributions will be eligible for the corporate dividends-received deduction.

Any distribution of income that is attributable to dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

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Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts.  For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains, including Capital Gain Dividends, as described above, and (ii) any net gain from the sale, exchange, redemption or other taxable disposition of Fund shares.  Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

11.4          Sale, exchange or redemption of shares

A sale, exchange or redemption of shares in the Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under section 301 of the Code.  In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held by a shareholder for more than 12 months.  Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss.  However, any loss realized upon a taxable disposition of shares held by a shareholder for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.  Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund (or substantially identical shares) are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In some circumstances, a redemption of shares in a fund that is not a “publicly offered” regulated investment company (as described below) may be treated as resulting in a distribution to which section 301 of the Code applies (a “Section 301 distribution”) rather than as a payment in exchange for the Fund shares.  A fund will not be considered a “publicly offered” regulated investment company unless the fund has at least 500 shareholders at all times during a taxable year or its shares are continuously offered pursuant to a public offering. Because shares of the Fund are not otherwise publicly offered, the Fund will be treated as a publicly offered regulated investment company only if it has at least 500 shareholders at all times during a taxable year. Shareholders who redeem all shares held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss.  If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a Section 301 distribution unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code.  If amounts received by a shareholder upon a redemption are treated as a Section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).  If such amounts exceed the Fund’s earnings and profits, they will reduce the basis of the shareholder’s Fund shares and will be treated as capital gain to the extent that they exceed such basis (see “Return of capital distributions” below).  Where a redeeming shareholder is treated as receiving a dividend, there is a risk that non-redeeming shareholders whose interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution from the Fund. The determination of whether a redemption from the Fund will be treated as a Section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular the extent of the shareholder’s percentage stock ownership in the Fund following the redemption and the extent to which the redemption reduces the shareholder’s percentage stock ownership interest.  As an example, if a redemption does not reduce a shareholder’s percentage stock ownership interest in the Fund, the redemption may well be treated as a Section 301 distribution. Furthermore, certain attribution

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rules apply for purposes of determining a shareholder’s percentage stock ownership interest in a fund at any given time.  The rules for determining when a redemption will be treated as giving rise to a distribution under Section 301 of the Code, and the tax consequences of Section 301 distributions, are complex and depend on the relevant facts and circumstances.    Shareholders are accordingly urged to consult their tax advisors with respect to these rules.

11.5          Return of capital distributions

If the Fund makes a distribution to a shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder’s tax basis in its shares, and thereafter as capital gain.  A return of capital is not taxable, but it reduces the shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

11.6          Capital loss carryforwards.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income.  Instead, potentially subject to certain limitations, the Fund is able to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years.

Distributions from capital gains are generally made after applying any available capital loss carryforwards.  Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains.  If the Fund incurs net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration; any such carryforward losses will retain their character as short-term or long-term.

The amounts and expiration dates (if applicable) of any capital loss carryforwards available to the Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

11.7          Deemed distributions of certain expenses

Because shares of the Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, certain shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Very generally, expenses that are deemed distributed by the Fund include those paid or incurred during a calendar year that are deductible in determining the fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, Trustees’ fees, expenses of periodic Trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders of the Fund that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders of the Fund can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross income from all sources.  The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, reducing the Fund’s effective yield with respect to such a shareholder.

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11.8          Hedging and similar transactions

The Fund’s transactions in derivative instruments (e.g., futures or options transactions, forward contracts and swap agreements), or any other hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, constructive sale, mark-to-market, straddle, wash sale, and short sale rules).  These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate income to the Fund, defer losses to the Fund, or cause adjustments in the holding periods of the Fund’s securities, thereby affecting whether capital gains and losses are treated as short-term or long-term.  These rules could therefore affect the amount, timing and/or character of distributions to shareholders.  The Fund will determine whether to make any available elections pertaining to such transactions.  Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a Fund-level tax.

Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and its taxable income.  If the Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.  If the Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and avoid a Fund-level tax.

Foreign currency transactions and related hedging transactions.  The Fund’s transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income.  Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

11.9          Investment in securities of certain foreign corporations

Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.  Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes.  If more than 50% of its assets at taxable year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund held for at least the minimum period specified in the Code.  In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.  A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction (if any) for the amount of such taxes.  In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 31-day period surrounding the ex-dividend

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date to be eligible to claim a foreign tax credit with respect to a given dividend.  Shareholders who do not itemize on their federal income tax returns may claim a credit (but not a deduction) for such foreign taxes.  Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

The Fund’s investments that are treated as equity investments for U.S. federal income tax purposes, in certain passive foreign investment companies (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on gains from the sale of its investment in such a company.  This tax cannot be eliminated by making distributions to shareholders of the Fund.  However, if certain conditions are met, the Fund may elect to avoid the imposition of that tax.  For example, the Fund may elect, pursuant to Sections 1293 and 1295 of the Code, to treat a PFIC as a “qualified electing fund” (a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gain annually, regardless of whether it receives any distribution from the company.  The Fund also may make an election, pursuant to Section 1296 of the Code, to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year.  Such gains and losses are treated as ordinary income and loss.  The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation.  Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return.  Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

A foreign corporation is a “passive foreign investment company” if: (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50%.  Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.  Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business activities and certain income received from related persons.  Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances.

11.10  Investments in certain debt obligations

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount.  Generally, the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed by the Fund over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.  In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.”  Very

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generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation.  Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security.  Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.  The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price).  The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.  The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received.  Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of portfolio securities including at a time when it may not be advantageous to do so.  These dispositions may cause the Fund to realize higher amounts of short-term capital gains (generally taxed to shareholders at ordinary income tax rates) and, in the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend than if the Fund had not held such obligations.

Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium – the premium is amortizable over the remaining term of the bond.  In the case of a taxable bond, if the Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is permitted to deduct any remaining premium allocable to a prior period.

A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends received deduction.  In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends received deduction to the extent attributable to the deemed dividend portion of such OID.

11.11  Investments in debt obligations that are at risk of or in default present special tax issues for the Fund

Tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount; whether or to what extent the Fund should recognize market discount on a debt

Baillie Gifford Funds
Statement of Additional Information

obligation; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income.  These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

11.12  Tax shelter reporting regulations

Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

11.13  Shares purchased through tax-qualified plans.

Special tax rules apply to investments though defined contribution plans and other tax-qualified plans or tax-advantaged arrangements.  Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and arrangements and the precise effect of such an investment in their particular tax situations.

11.14  Tax-Exempt Shareholders

Under current law, the Fund serves to “block” (that is, prevent the attribution to shareholders of) unrelated business taxable income (“UBTI”) from being realized by tax-exempt shareholders. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code.

11.15  Backup withholding

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding.  The backup withholding tax rate is 28%.  Backup withholding is not an additional tax.  Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

For a foreign person (as defined below) to qualify for exemption from the backup withholding tax and for reduced withholding tax rates under income tax treaties, the foreign investor must comply with special certification and filing requirements.  Foreign investors in the Fund should consult their tax advisers in this regard.

11.16  Foreign shareholders

Distributions by the Fund to shareholders that are not “U.S. persons” within the meaning of the Code (“foreign persons”), properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends and (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

Baillie Gifford Funds
Statement of Additional Information

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign person, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders.

The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (a) distributions to an individual foreign person who was present in the U.S. for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions attributable to gain that is (or is treated as) effectively connected with the conduct by the foreign person of a trade or business within the United States, including distributions subject to special rules regarding the disposition of U.S. real property interests.  The exception to withholding for interest-related dividends does not apply to   distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the U.S., or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation. The Fund is permitted to report such part of its dividends as short-term capital gain and/or interest-related dividends as are eligible, but is not required to do so.

In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of such payments as short-term capital gain or interest-related dividends to shareholders.

Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.

Distributions by the Fund to beneficial holders of shares who are foreign persons other than Capital Gain Dividends, short-term capital gain dividends and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on a sale, exchange or redemption of such shares of the Fund unless (i) such gain is “effectively connected” with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.  If a foreign person is potentially eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the U.S.  A foreign person may also be subject to U.S. withholding tax on the proceeds of a redemption of Fund shares if such redemption proceeds are treated as a dividend as described above under “Sale, exchange or redemption of shares.”  More generally, foreign persons who are residents in a country with an income tax treaty with the U.S. may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Baillie Gifford Funds
Statement of Additional Information

A beneficial holder of shares who is a foreign person may be subject to state, local or foreign taxes, and to the U.S. federal estate tax in addition to the U.S. federal income tax rules described above.

11.17  U.K. resident pension schemes

The U.S. withholding tax imposed on dividends paid by the Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect.  To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a “pension scheme” and a “qualified person” as defined in the treaty and must be considered to “derive” the dividend as permitted under the treaty.  Shareholders should consult their tax advisors to determine eligibility for treaty benefits.

11.18  Certain additional withholding and reporting requirements

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR).  Shareholders should consult a tax adviser regarding the applicability to them of this reporting requirement.

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government.  If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays and 30% of the gross proceeds of share redemptions or exchanges and certain capital gain dividends it pays on or after January 1, 2017 (which date, under recent Treasury guidance, is expected to be delayed until on or after January 1, 2019).  If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign persons described above (e.g., Capital Gain Dividends, short-term capital gain dividends and interest-related dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

12 -          Financial Statements

Financial statements of the Fund for the fiscal year ended December 31, 2015 are incorporated by reference to the Annual Report of the Fund filed with the SEC on Form N-CSR on March 8, 2016 (Accession No. 0001104659-16-103219).  These financial statements have been incorporated by reference herein in reliance on the report of BBD, LLP, an independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART C.  OTHER INFORMATION

Item 28.  Exhibits.

The following Exhibits are filed herewith:

a.

Amended and Restated Agreement and Declaration of Trust of Registrant, dated December 31, 2014, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

b.	Copy of By-Laws of Registrant as amended November 13, 2003, incorporated by reference to Amendment No. 5 to the registration statement of the Trust on Form N-1A filed on May 5, 2004.

c.	Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders’ Rights. (See (a) and (b) above).

d.

Amended and Restated Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant, on behalf of each Fund, dated January 1, 2015, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

e(i)

Distribution Agreement between Baillie Gifford Funds Services LLC and Registrant, dated February 27, 2015, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

e(ii)

Distribution Agreement between Baillie Gifford Funds Services LLC and Registrant, on behalf of its series, The International Choice Fund, dated February 27, 2015, incorporated by reference to Amendment No. 23 to the registration statement of the Trust on Form N-1A filed April 30, 2015.

f.	Not applicable.

g(i).	Form of Custodian Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

g(ii).	Form of Foreign Custodian Manager Agreement between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

g(iii).	Side Letter to Custody Agreement between Registrant and Bank of New York, incorporated by reference to Amendment No. 18 to the registration statement of the Trust on Form N-1A filed April 30, 2014.

g(iv).

Amendment to Custody Agreement between Registrant and Bank of New York dated December 30, 2013, incorporated by reference to Amendment No. 18 to the registration statement of the Trust on Form N-1A filed April 30, 2014.

h(i).	Administrative Services Agreement between Registrant and Bank of New York Mellon, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(ii).

Form of Amendment to Administrative Services Agreement between Registrant and Bank of New York Mellon, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

h(iii).

Transfer Agency Agreement between Registrant and Bank of New York Mellon, dated September 1, 2014, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

h(iv).

Form of Subscription Agreement for the purchase of shares of series of the Trust registered under the 1940 Act only, incorporated by reference to Amendment No. 23 to the registration statement of the Trust on Form N-1A filed April 30, 2015.

h(v).

Form of Subscription Agreement for the purchase of shares of series of the Trust registered under the 1933 Act, incorporated by reference to Post-Effective Amendment No. 2 to the registration statement of the Trust on Form N-1A filed April 30, 2015.

h(vi).

Notification of Undertaking to Waive Certain Fees and Reimburse Certain Fund Expenses, from Baillie Gifford Overseas Limited to the Registrant, on behalf of the EAFE Pure Fund, dated as of April 4, 2014, incorporated by reference to Amendment No. 17 to the registration statement of the Trust on Form N-1A filed April 30, 2014.

h(vii).

Notification of Undertaking to Waive Certain Fees and Reimburse Certain Fund Expenses, from Baillie Gifford Overseas Limited to the Registrant, on behalf of The Emerging Markets Bond Fund, dated as of September 26, 2013, incorporated by reference to Amendment No. 18 to the registration statement of the Trust on Form N-1A filed December 6, 2013.

h(viii).

Shareholder Servicing Agreement between Registrant and Baillie Gifford Overseas Limited dated January 1, 2015, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

h(ix).

Expense Limitation Agreement between Registrant, on behalf of its series, The EAFE Pure Fund, The Emerging Markets Bond Fund and The Long Term Global Growth Equity Fund, and Baillie Gifford Overseas Limited, dated February 27, 2015, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

i.

Opinion and consent of Ropes & Gray LLP as to the Registrant’s shares, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

j.	Consent of BBD, LLP, filed herewith.

k.	Not applicable. See Paragraph 2(b) of General Instruction B.

l.	Not applicable.

m.	Shareholder Service Plan, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

n.	Plan Pursuant to Rule 18f-3, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

p(i).	Code of Ethics of the Registrant, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

p(ii).

Code of Ethics of Baillie Gifford Overseas Limited and Baillie Gifford Funds Services LLC, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

p(iii).

Code of Ethics for Principal Executive and Senior Financial Officers of the Registrant, incorporated by reference to Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 30, 2007.

q(i).

Power of Attorney for John G. Barrie Jr., George W. Browning, Bruce C. Long, Robert E. Rigsby, Howard W. Chin, Peter C. Hadden and Lindsay Cockburn, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

q(ii).	Power of Attorney for George W. Browning, Bruce C. Long, Robert E. Rigsby, Howard W. Chin, and Lindsay Cockburn, dated March 17, 2016, filed herewith.

q(iii).	Power of Attorney for David Salter, dated March 17, 2016, filed herewith.

Item 29.  Persons Controlled By or Under Common Control With Registrant.

Not applicable.

Item 30.  Indemnification.

Article VIII of the Registrant’s Amended and Restated Agreement and Declaration of Trust (Exhibit a hereto) provides for indemnification of trustees and officers.  The effect of this provision is to provide indemnification for each of the Registrant’s trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.  As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant’s trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Item 31.  Business and Other Connections of Investment Adviser.

Baillie Gifford Overseas Limited (“BGO”) is registered under the Investment Advisers Act of 1940 and regulated by the Financial Services Authority of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and, private investment pools (including hedge funds), and private accounts.

For additional information as to the business, profession, vocation or employment of  a substantial nature that BGO and each of its directors, officers and partners is or has been engaged in within the last two fiscal years, please refer to BGO’s Form ADV (SEC No. 801-21051), which is incorporated herein by reference.

Item 32.  Principal Underwriters.

(a) Not applicable.

(b) Directors, Officers or Partners of the Distributor:

(1)	(2)	(3)
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
David Salter Calton Square 1 Greenside Row Edinburgh, United	Chairman and Chief Executive Officer	Trustee, Chairman of the Board and President

Kingdom EH1 3AN
Sarah McKechnie Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Chief Compliance Officer	N/A
Janice Dru Parise Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Financial and Operations Principal	N/A

Item 33.  Location of Accounts and Records.

The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, except that: (i) Transfer Agent and Custodian (located at One Wall Street, New York, New York 10286) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

Item 34.  Management Services.

Not applicable.

Item 35.  Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 30 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized in the city of Edinburgh, Scotland on the 29th day of April, 2016.

Baillie Gifford Funds

By:	/s/ David Salter
David Salter
President

EXHIBIT INDEX

Exhibit No.	Exhibit Title
j.	Consent of BBD, LLP, filed herewith.

q(ii).	Power of Attorney for George W. Browning, Bruce C. Long, Robert E. Rigsby, Howard W. Chin, and Lindsay Cockburn, dated March 17, 2016.

q(iii).	Power of Attorney for David Salter, dated March 17, 2016.